EXHIBIT 2
                                   ---------

                                                                  EXECUTION COPY






                            ASSET PURCHASE AGREEMENT

                                  by and among

                                  DIAGEO INC.,

                                UDV CANADA INC.,

                          UNITED DISTILLERS CANADA INC.

                                       and

                            CANANDAIGUA BRANDS, INC.



                          Dated as of February 21, 1999






NY12528: 107491.4

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                                TABLE OF CONTENTS



                                    ARTICLE I
                              DEFINITIONS AND TERMS

Section 1.1  Specific Definitions..............................................2
Section 1.2  Other Terms......................................................12
Section 1.3  Other Definitional Provisions....................................12


                                   ARTICLE II
                        PURCHASE AND SALE OF THE BUSINESS

Section 2.1  Purchase and Sale of Assets......................................13
Section 2.2  Excluded Assets..................................................15
Section 2.3  Assumption of Liabilities........................................16
Section 2.4  Excluded Liabilities.............................................18
Section 2.5  Purchase Price...................................................18
Section 2.6  Purchase Price Adjustments.......................................19
Section 2.7  Closing..........................................................23
Section 2.8  Deliveries by Purchaser..........................................23
Section 2.9  Deliveries by Sellers............................................24
Section 2.10  Nonassignability of Assets......................................25
Section 2.11  Intellectual Property Assignments...............................27
Section 2.12  Certain Expenses and Prepaid Items..............................29


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 3.1  Organization and Qualification...................................30
Section 3.2  Corporate Authorization..........................................30
Section 3.3  Consents and Approvals...........................................30
Section 3.4  Non-Contravention................................................31
Section 3.5  Binding Effect...................................................32
Section 3.6  Financial Statements.............................................32
Section 3.7  Litigation and Claims............................................33
Section 3.8  Compliance with Laws.............................................33
Section 3.9  Intellectual Property............................................34
Section 3.10  Contracts.......................................................36
Section 3.11  Territorial Restrictions........................................37
Section 3.12  Absence of Changes..............................................37

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                                                                            Page

Section 3.13  Finders' Fees...................................................38
Section 3.14  Promotional Programs............................................38
Section 3.15  Title to Property...............................................39
Section 3.16  Employment Matters..............................................40
Section 3.17  Employee Benefits...............................................40
Section 3.18  Environmental Matters...........................................44
Section 3.19  Inventory; Fixtures and Equipment...............................46
Section 3.20  Canadian Representations........................................46
Section 3.21  No Other Representations or Warranties..........................47


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.1  Organization and Qualification...................................48
Section 4.2  Corporate Authorization..........................................48
Section 4.3  Consents and Approvals...........................................49
Section 4.4  Non-Contravention................................................49
Section 4.5  Binding Effect...................................................50
Section 4.6  Finders' Fees....................................................50
Section 4.7  Litigation and Claims............................................50
Section 4.8  Financial Capability.............................................51
Section 4.9  No Other Representations or Warranties...........................51


                                    ARTICLE V
                                    COVENANTS

Section 5.1  Access and Information...........................................51
Section 5.2  Conduct of Business..............................................53
Section 5.3  Fulfillment of Conditions........................................54
Section 5.4  Transfer Tax.....................................................57
Section 5.5  Post-Closing Obligations of Purchaser to Certain Employees.......58
Section 5.6  Non-Solicitation.................................................63
Section 5.7  Further Assurances...............................................63
Section 5.8  Corporate Names..................................................64
Section 5.9  Assistance in Collecting Certain Amounts.........................66
Section 5.10  Differentiation Between Products of Sellers and Purchaser.......66
Section 5.11  Brokers, Distributors and Wholesalers...........................67
Section 5.12  Promotional Programs, Coupon Redemptions........................69
Section 5.13  Compliance with Plant Closing Laws..............................70

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                                                                            Page

Section 5.14  Supply and Other Agreements.....................................70
Section 5.15  Intellectual Property; Molds....................................71
Section 5.16  Transitional Services...........................................72
Section 5.17  Unamortized Molds...............................................73
Section 5.18  Certain Financial Information...................................74
Section 5.19  Pre-Closing Environmental Liabilities...........................75
Section 5.20  Purchaser Consent...............................................78
Section 5.21  Bulk Sales Laws.................................................78


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

Section 6.1  Conditions to the Obligations of Purchaser and Sellers...........79
Section 6.2  Conditions to the Obligations of Purchaser.......................79
Section 6.3  Conditions to the Obligations of Sellers.........................80


                                   ARTICLE VII
                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

Section 7.1  Survival.........................................................81
Section 7.2  Indemnification by Purchaser.....................................82
Section 7.3  Indemnification by Sellers.......................................83
Section 7.4  Indemnification Procedures.......................................85
Section 7.5  Characterization of Indemnification Payments.....................87


                                  ARTICLE VIII
                                   TERMINATION

Section 8.1  Termination......................................................87
Section 8.2  Effect of Termination............................................88


                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1  Notices..........................................................88
Section 9.2  Amendment; Waiver................................................90
Section 9.3  No Assignment or Benefit to Third Parties........................90

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                                                                            Page

Section 9.4  Entire Agreement.................................................91
Section 9.5  Expenses.........................................................91
Section 9.6  Schedules........................................................92
Section 9.7  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                    SELECTION OF FORUM........................................92
Section 9.8  Counterparts.....................................................93
Section 9.9  Headings.........................................................93
Section 9.10  Severability....................................................93
Section 9.11  Public Disclosure...............................................93
Section 9.12  Language of Agreement...........................................94


                                    SCHEDULES

SCHEDULES
Schedule 1.1(a)         -    Persons Constituting Sellers' Knowledge
Schedule 1.1(b)         -    Persons Constituting Purchaser's Knowledge
Schedule 1.1(c)         -    Employees
Schedule 2.1(b)         -    Contracts
Schedule 2.1(m)         -    Governmental and Non-Governmental Authorizations
Schedule 2.2(h)         -    Excluded Fixtures and Equipment
Schedule 2.2(j)         -    Excluded Intellectual Property
Schedule 2.6(a)(i)      -    Unaudited Base Inventory Statement
Schedule 2.6(a)(ii)     -    Accounting Methodology
Schedule 3.3(a)         -    Governmental Consents and Approvals
Schedule 3.3(b)         -    Other Material Consents and Approvals
Schedule 3.6            -    Financial Statements
Schedule 3.7            -    Litigation and Claims
Schedule 3.8            -    Compliance With Laws
Schedule 3.9(a)         -    Transferred Registered Intellectual Property
Schedule 3.9(b)         -    Exceptions to Title to Transferred Intellectual
                              Property
Schedule 3.9(c)         -    Infringements, Misappropriations and Violations
Schedule 3.9(d)         -    Exceptions to Registration for Transferred
                              Registered Intellectual Property
Schedule 3.10(b)        -    Contract Defaults
Schedule 3.11           -    Territorial Restrictions
Schedule 3.12           -    Absence of Changes
Schedule 3.14           -    Promotional Programs
Schedule 3.15           -    Real Property and Title to Property
Schedule 3.16           -    Material Labor Agreements; Collective Bargaining
                              Agreements

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Schedule 3.17(a)        -    Benefit Plans
Schedule 3.18           -    Environmental Matters
Schedule 3.19           -    Inventory
Schedule 4.3            -    Purchaser Consents and Approvals
Schedule 5.3(c)         -    Environmental Reports
Schedule 5.5(a)         -    Collective Bargaining Agreements
Schedule 5.5(c)         -    Severance Benefits
Schedule 5.5(d)         -    Assigned Plans
Schedule 5.8(f)         -    Entity Name Changes
Schedule 5.11(a)(i)     -    Form of Notice to Distributors
Schedule 5.11(a)(ii)    -    Brokers, Distributors and Wholesalers
Schedule 5.11(f)        -    Continued Distributors
Schedule 5.14(a)        -    Canadian Whisky Supply Agreement Term Sheet
Schedule 5.14(b)        -    Lethbridge and Valleyfield Copack Agreement
                              Term Sheet
Schedule 5.14(c)        -    Interim Copack Agreements Term Sheet
Schedule 5.14(d)        -    Grain Neutral Spirits Agreement Term Sheet
Schedule 5.15(a)        -    Form of Trademark License Agreement
Schedule 5.15(b)        -    Shared Molds
Schedule 5.17           -    Unamortized Molds

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

                  ASSET PURCHASE AGREEMENT, dated as of February 21, 1999, by and among Diageo Inc., a Delaware corporation ("Diageo"), UDV Canada Inc., a Canadian corporation ("UDV Canada"), United Distillers Canada Inc., a Canadian corporation ("United Distillers Canada," and together with Diageo and UDV Canada, "Sellers"), and Canandaigua Brands, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, Sellers and/or certain Subsidiaries (as defined herein) of Sellers are engaged in the manufacturing, marketing, sale and distribution of Canadian whisky or other beverage alcohol under the Canadian Whisky Brands (as defined herein) (the "Canadian Whisky Business");

                  WHEREAS, the parties hereto desire that Sellers sell, transfer and assign, and cause their Subsidiaries to sell, transfer and assign, to Purchaser and that Purchaser purchase and assume from Sellers and their Subsidiaries certain assets and liabilities related to the Canadian Whisky Business, the Bulk Liquor (as defined herein) and the Real Property (as defined herein) (collectively, the "Businesses"), all as more specifically provided herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                    ARTICLE I
                              DEFINITIONS AND TERMS

                  Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth as referenced below:

                  "Accounting Methodology" shall mean the accounting principles and procedures described on Schedule 2.6(a)(ii).

                  "Accounts Payable" shall mean all accounts payable incurred by the Businesses prior to the Closing for which the benefit thereof will be received subsequent to the Closing, other than Intercompany Accounts Payable to Sellers.

                  "Accounts Receivable" shall mean all trade accounts and notes receivables and other miscellaneous receivables of the Businesses as of the Closing arising out of the sale or other disposition of goods or services of the Businesses on or prior to the Closing.

                  "Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition and the definition of "Subsidiary" and "JV," the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" shall mean this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Allocation" shall have the meaning set forth in Section
2.5(b).

                  "Applicable Employees" shall have the meaning set forth in
Section 5.5(a).

                  "Applicable Salaried Employees" shall mean Applicable Employees who are not covered under the CBAs.

                  "Applicable Union Employees" shall have the meaning set forth in Section 5.5(a).

                  "Assigned Plans" shall have the meaning set forth in Section 5.5(d).


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                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.3.

                  "Balance Sheet Adjustment Amount" shall be equal to (i) the book value of any Assumed Liabilities which are accrued and outstanding as of the Closing Date and (A) relate to the Transferred Assets or the Businesses on the Closing Date, or (B) relate to assets of the Businesses sold prior to the Closing Date; the book value of all the foregoing Assumed Liabilities to be determined in accordance with the Accounting Methodology, or (C) which relate to services rendered prior to the Closing Date, plus (ii) any amounts that were paid to Sellers or a Subsidiary of Sellers prior to the Closing Date by Purchaser or any other Person for any of the Bulk Liquor which is included in the Transferred Assets.

                  "Balance Sheet Adjustment Statement" shall have the meaning set forth in Section 2.6(a).

                  "Base Purchase Price" shall have the meaning set forth in
Section 2.5(a).

                  "Benefit Plans" shall have the meaning set forth in Section 3.17(a).

                  "Books and Records" shall mean all books, records, ledgers and files, whether electronic or paper, exclusively of, or maintained by Sellers or a Subsidiary of Sellers exclusively for, the Businesses, including price lists, customer lists, vendor lists, catalogs, sales promotion literature, advertising materials, research materials, product testing reports required by any Government Authority and all material documents exclusively relating to the Real Property, but excluding any such items to the extent (i) they are included in or related primarily to any Excluded Assets or Excluded Liabilities, (ii) any Law prohibits their transfer or (iii) any transfer thereof would subject Sellers or any of their Affiliates to any material legal or contractual liability.

                  "Brands" shall mean any liquor brand owned by Sellers or Subsidiaries of Sellers marketed under a trademark or trade name which includes one of the following terms: "Black Velvet," "Canadian Velvet," "Country Velvet," "Golden Velvet," "Light Velvet," "Red Velvet," "Royal Velvet," "White Velvet," "McMaster's," "Triple Crown," "Ten Crown," "Royal Command," "MacNaughton," "OFC," "Schenley," "Golden Wedding," "Diamond Wedding," "Royal Wedding" and "Order of Merit," except as set forth in Schedule 2.2(j).

                  "Bulk Canadian Whisky" shall mean all Canadian whisky, corn whiskey and rye whiskey owned by Sellers or Subsidiaries of Sellers located in North America but shall not include any bulk liquor owned by Sellers or Subsidiaries of Sellers located at the warehouse owned by Sellers or a Subsidiary of Sellers in Toronto, Ontario.

                  "Bulk Liquor" shall mean the Bulk Canadian Whisky and the Bulk Rye High Wine.

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                  "Bulk Rye High Wine" shall mean all rye high wine owned by
Sellers or Subsidiaries of Sellers located in North America not yet bottled but shall not include any rye high wine owned by Sellers or Subsidiaries of Sellers located at the warehouse owned by Sellers or a Subsidiary of Sellers in Toronto, Ontario.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, London or Toronto are authorized or obligated by Law or executive order to close.

                  "Businesses" shall have the meaning set forth in the Recitals.

                  "CBAs" shall have the meaning set forth in Section 5.5(a).

                  "Canadian Antitrust Laws" shall mean the Competition Act (Canada) R.S.C. 1985, c. C-34, as amended and all related regulations.

                  "Canadian Whisky Business" shall have the meaning set forth in the Recitals.

                  "Canadian Whisky Supply Agreement" shall have the meaning set forth in Section 5.14(a).

                  "Chosen Court" shall have the meaning set forth in Section
9.7.

                  "Claim Notice" shall have the meaning set forth in Section
7.4.

                  "Closing" shall mean the closing of the Transaction.

                  "Closing Date" shall have the meaning set forth in Section
2.7.

                  "Closing Date Asset Statement" shall have the meaning set forth in Section 2.6(a).

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  "Competition Act Approval" means (a) the issuance of an advance ruling certificate pursuant to section 102 of the Competition Act (Canada) by the Director to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under section 92 of such Act with respect to the transactions contemplated by this Agreement, or (b) that the waiting period under section 123 of the Competition Act (Canada) shall have expired and (i) the Purchaser shall have been advised in writing by the Director that the Director has determined not to make an application for an order under section 92 of the Competition Act (Canada) in respect of

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the transactions contemplated by this Agreement provided that any terms and conditions attached to any such advice shall not require Purchaser to divest assets having a fair market value in excess of $7,500,000, and (ii) the Director shall not have made an application for an order under section 100 of the Competition Act (Canada) in respect of the transactions contemplated by this Agreement (or if made, that such order shall have been rescinded and any terms and conditions to which such recension is subject shall not require Purchaser to divest assets having a fair market value in excess of $7,500,000.

                  "Confidentiality Agreement" shall mean the agreement among Diageo plc and Purchaser, dated October 30, 1998.

                  "Contracts" shall mean the agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses, oral or written, with customers (together with associated bid and performance bonds), other distillers, suppliers, sales representatives, distributors, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees of the Businesses listed on Schedule 2.1(b), and the other agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses, oral or written, exclusively related to the Businesses and/or Brands which arose in the Ordinary Course of Business, other than the Intercompany Contracts.

                  "CPA Firm" shall mean such firm of independent certified public accountants as to which Sellers and Purchaser shall mutually agree.

                  "Diageo" shall have the meaning set forth in the Preamble.

                  "Director" shall mean the Director of Investigation and Research appointed under the Competition Act (Canada).

                  "Employees" shall mean the employees of Sellers and the Subsidiaries of Sellers listed on Schedule 1.1(c), and all employees as of the Closing Date of Sellers and the Subsidiaries of Sellers at the Lethbridge Distillery and the Valleyfield Distillery (subject to Section 5.2 hereof) (including, without limitation, all employees covered by any applicable CBAs at such locations).

                  "Encumbrances" shall mean liens, charges, hypotheses, encumbrances, security interests, priorities, options or any other restrictions or third party rights.

                  "Environmental Assessment" shall have the meaning set forth in
Section 5.19(a).

                  "Environmental Law" shall mean any applicable Law currently in force relating primarily to (A) the protection of human health, worker health and safety as it relates to Hazardous Substance exposure, and the environment (including air, water

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vapor, surface water, groundwater, drinking water supply, and surface or subsurface land) or the (B) exposure to, use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, release or disposal of any Hazardous Substance.

                  "Excluded Assets" shall have the meaning set forth in Section 2.2.

                  "Excluded Liabilities" shall mean all debts, liabilities and obligations of Sellers or any Subsidiary of Sellers other than the Assumed Liabilities.

                  "Financial Statements" shall have the meaning set forth in
Section 3.6.

                  "Fixtures and Equipment" shall mean all furniture, furnishings, equipment, computers, machinery, trade fixtures, tooling, repair parts, change parts, motor and other vehicles and other tangible personal property exclusively related to the Businesses owned by Sellers or a Subsidiary of Sellers and such categories, if any, of tangible personal property as are expressly included in the Transferred Assets, other than any Excluded Assets and Molds.

                  "Government Authority" shall mean any federal, national, state, provincial, municipal or local government, administrative or legislative body, governmental or regulatory agency or authority, bureau, commission, court, department or other instrumentality or other governmental entity of any country.

                  "Governmental and Non-Governmental Authorizations" shall mean the material licenses, permits, certificates and other authorizations and approvals required by Law and held by Sellers or Subsidiaries of Sellers listed on Schedule 2.1(m) with respect to the Businesses and any liquor licenses, permits and other consents required by Law relating to the Businesses.

                  "Hazardous Substances" shall mean any matter or material that is listed, defined, designated or classified as hazardous or toxic or a contaminant under applicable Laws or is otherwise regulated as hazardous or toxic by a relevant Government Authority.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Parties" shall have the meaning set forth in
Section 7.3(a).

                  "Indemnifying Party" shall have the meaning set forth in
Section 7.4.

                  "Intellectual Property" shall mean patents, inventions, trade secrets, rights of confidential information in liquor blend specifications (as changed from time to time) and formulae, copyrights, works of authorship, rights in computer software programs,

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trademarks, service marks, trade names, trade dress, rights in industrial designs, design patents and logos, whether or not registered, and any other intellectual property and any registrations and applications therefor.

                  "Intercompany Accounts Payable to Sellers" shall mean any intercompany accounts payable of the Businesses outstanding prior to the Closing that (A) are owing to Sellers or any Affiliate of Sellers and (B) did not arise in the Ordinary Course of Business.

                  "Intercompany Contracts" shall mean all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses between Sellers and any Affiliate of Sellers relating to the Businesses.

                  "Interim Copack Agreements" shall have the meaning set forth in Section 5.14(c).

                  "Inventory" shall mean all inventory of finished case goods, dry goods and work in process exclusively related to the Brands, owned by Sellers or a Subsidiary of Sellers, whether held at a location or facility of Sellers, any Subsidiary of Sellers or any JV or in transit to or from Sellers, any Subsidiary of Sellers or any JV (unless such "in-transit" goods are not owned by Sellers, any Subsidiary of Sellers or any JV), other than any of the Excluded Assets.

                  "Joint Venture Contracts" shall mean all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses between Sellers or any Subsidiary of Sellers and a joint venture, including a JV.

                  "JV" shall mean an entity that is owned in part by Sellers or a Subsidiary of Sellers and in part by an entity that is not an Affiliate of Sellers, is controlled by Sellers or a Subsidiary of Sellers, and is engaged in the distribution of the Brands.

                  "Knowledge" or any similar phrase shall mean the collective actual knowledge, after due inquiry, as of the date of this Agreement of the persons listed on Schedule 1.1(a) with respect to Sellers or Schedule 1.1(b) with respect to Purchaser.

                  "Laws" shall mean any applicable national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

                  "Lethbridge and Valleyfield Copack Agreement" shall have the meaning set forth in Section 5.14(b).

                  "Lethbridge Distillery" shall mean the Canadian whisky distillery located in Alberta, Canada and owned by UDV Canada, including the real property and buildings

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and other improvements thereon and the Fixtures and Equipment located thereon and therein.

                  "Losses" shall have the meaning set forth in Section 7.2(a).

                  "Material Adverse Effect" shall mean an effect that individually or collectively is materially adverse to (a) the Transferred Assets taken as a whole (b) to either the Lethbridge Distillery or the Valleyfield Distillery, taken individually, or (c) the business, financial condition or results of operations of the Businesses taken as a whole, as such Transferred Assets or Businesses are currently being conducted, other than any effect resulting from (i) any change in general economic, business or financial market conditions, (ii) any change or development in the beverage alcohol industry generally, (iii) compliance with the covenants set forth in this Agreement or
(iv) solely with respect to item (b) above, casualty damages which are covered by applicable casualty or property loss insurance and such casualty damages have not been repaired by Sellers or Subsidiaries of Sellers as of the Closing Date..

                  "Material Contracts" shall have the meaning set forth in
Section 3.10(a).

                  "Molds" shall mean molds owned as of the Closing Date by Sellers or Subsidiaries of Sellers and used exclusively to manufacture the bottles that hold Canadian whisky or other beverage alcohol distributed under the Brands.

                  "Notice Period" shall have the meaning set forth in Section
7.4.

                  "Ordinary Course," "Ordinary Course of Business" or "Business in the Ordinary Course" shall mean the conduct of the Businesses in accordance with the customs, practices and procedures of Sellers and their Subsidiaries as of the date hereof.

                  "Permitted Encumbrances" shall mean (A) Encumbrances that are Assumed Liabilities, (B) Encumbrances that are created in connection with, by operation of law or otherwise in connection with, any of the Contracts, (C) Encumbrances that would not adversely interfere with the use of any Transferred Asset as currently being used in the Businesses, (D) Encumbrances for Taxes (and assessments and other governmental charges) not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (E) Encumbrances created by operation of law in favor of producers, processors, warehousemen, mechanics and others, but only to the extent that any Sellers or Subsidiaries of Sellers is not in default to the holder thereof in performance of the obligation secured thereby, and (F) in addition, in the case of the Real Property, (i) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other similar agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing that would not render title to such property unmarketable or

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interfere with the current use of the Real Property in connection with the
Businesses, and (ii) zoning, building, subdivision or other similar requirements or restrictions.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

                  "Plants" shall mean the Lethbridge Distillery and the Valleyfield Distillery and the operations of Businesses therein.

                  "Plant, Property and Equipment" shall mean the Real Property including the buildings and improvements thereon, and Fixtures and Equipment.

                  "Pre-Closing Environmental Condition" shall mean any release of Hazardous Substances at the Plants identified in the Environmental Assessment that is a violation of Environmental Law that requires remediation under any applicable Environmental Law or any other violation of any Environmental Law at the Plants or on or under the Real Property occurring prior to the Closing.

                  "Promotional Programs" shall mean contracts, arrangements or understandings with wholesalers, retailers or any Person other than Sellers, a Subsidiary of Sellers or any JV regarding offers of special purchase allowances, post-offs, other off-invoice discounts, depletion allowances, entity grants or other similar forms of promotional allowances, in each case with respect to finished goods of the Businesses.

                  "Purchase Price" shall have the meaning set forth in Section 2.5(a).

                  "Purchase Price Adjustment Amount" shall have the meaning set forth in Section 2.6(e).

                  "Purchaser" shall have the meaning set forth in the Preamble.

                  "Purchaser Benefit Plans" shall have the meaning set forth in
Section 5.5(b).

                  "Purchaser Indemnified Parties" shall have the meaning set forth in Section 7.3(a).

                  "Purchaser's Objection" shall have the meaning set forth in
Section 2.6(b).

                  "Real Property" shall mean the Lethbridge Distillery and the Valleyfield Distillery.

                  "Remedial Work" shall mean any remedial work necessary to bring a Pre-Closing Environmental Condition into compliance with applicable Environmental Laws,

NY12528: 107491.4
including any required investigation or analyses, removal, remediation, clean up, or post-remedial monitoring and reporting, required by any Environmental Law and the obtaining of any permits required under any Environmental Law to correct a Pre-Closing Environmental Condition.

                  "Sellers" shall have the meaning set forth in the Preamble.

                  "Sellers Indemnified Parties" shall have the meaning set forth in Section 7.2(a).

                  "Storage Barrels" shall mean all barrels owned by Sellers or Subsidiaries of Sellers in connection with the Businesses on the Closing Date.

                  "Subsidiary" shall mean (A) with respect to Sellers, (i) any corporation in an unbroken chain of corporations beginning with Diageo, United Distillers Canada and/or UDV Canada if such corporation is primarily engaged in the manufacturing, marketing, sale and/or distribution of beverage alcohol or owns any of the Transferred Intellectual Property and if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (ii) any partnership in which Diageo, United Distillers Canada or UDV Canada is a general partner if such partnership is primarily engaged in the manufacturing, marketing, sale and/or distribution of beverage alcohol or owns any of the Transferred Intellectual Property, or (iii) any partnership, corporation, limited liability company or similar entity that Diageo, United Distillers Canada or UDV Canada controls, through ownership interests or otherwise, if such partnership, corporation, limited liability company or similar entity is primarily engaged in the manufacturing, marketing, sale and/or distribution of beverage alcohol or owns any of the Transferred Intellectual Property and (B) with respect to any other Persons (i) any corporation in an unbroken chain of corporations beginning with such Person, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (ii) any partnership in which such Person is a general partner, or (iii) any partnership, corporation, limited liability company or similar entity that such Person controls, through the ownership of interests or otherwise.

                  "Tax Returns" shall mean all reports and returns required to be filed with respect to Taxes.

                  "Taxes" shall mean all national, federal, state, provincial or local taxes in any country, including income, gross receipts, windfall profits, value added, severance, property, production, sales, use, duty, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

NY12528: 107491.4

                  "Transaction" shall mean the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to this Agreement and the other transactions or related agreements contemplated hereby.

                  "Transfer Taxes" shall have the meaning set forth in Section 5.4(a).

                  "Transferred Assets" shall have the meaning set forth in
Section 2.1.

                  "Transferred Employees" shall have the meaning set forth in
Section 5.5(a).

                  "Transferred Intellectual Property" shall mean the Transferred Registered Intellectual Property and the Transferred Unregistered Intellectual Property.

                  "Transferred Registered Intellectual Property" shall have the meaning set forth in Section 3.9(a).

                  "Transferred Salaried Employees" shall have the meaning set forth in Section 5.5(a).

                  "Transferred Union Employees" shall have the meaning set forth in Section 5.5(a).

                  "Transferred Unregistered Intellectual Property" shall mean all Intellectual Property owned by Sellers and/or any Subsidiary of Sellers that has been used exclusively in the operation of the Businesses, is exclusively related to the Brands other than the Transferred Registered Intellectual Property and the Intellectual Property set forth in Schedule 2.2(j).

                  "Transitional Services Agreements" shall have the meaning set forth in Section 5.16.

                  "UDV Canada" shall have the meaning set forth in the Preamble.

                  "Unaudited Base Asset Statement" shall have the meaning set forth in Section 2.6(a).

                  "United Distillers Canada" shall have the meaning set forth in the Preamble.

                  "U.S. Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other United States federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or

NY12528: 107491.4
intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "Valleyfield Distillery" shall mean the Canadian whisky distillery located in Quebec, Canada and owned by UDV Canada, including the real property and improvements thereon and the Fixtures and Equipment located thereon and therein.

                  "Welfare Plans" shall have the meaning set forth in Section 5.5(e).

                  Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                  Section 1.3  Other Definitional Provisions.

                  (a) The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The terms "Dollars" and "$" shall mean United States Dollars.

                  (d) References herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement, unless the express context otherwise requires.

                  (e) Wherever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."

NY12528: 107491.4

                                   ARTICLE II

                        PURCHASE AND SALE OF THE BUSINESS

                  Section 2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth herein, at the Closing, Sellers shall, or shall cause the Subsidiaries of Sellers to, sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Sellers or Subsidiaries of Sellers, all of Sellers' or each such Subsidiary of Sellers' right, title and interest, as of the Closing, in and to the assets of Sellers or each such Subsidiary of Sellers exclusively related to the Businesses, including, without limitation, all right, title and interest in and to the following; it being understood that none of the following assets shall include any Excluded Assets or any asset specifically excluded pursuant to the definition of the defined terms set forth in (a)-(p) of this Section 2.1 (the "Transferred Assets"):

                  (a)      Inventory;

                  (b)      Contracts;

                  (c)      Transferred Registered Intellectual Property;

                  (d)      Transferred Unregistered Intellectual Property;

                  (e)      Books and Records;

                  (f)      Molds;

                  (g)      Bulk Liquor;

                  (h)      Real Property;

                  (i)      Storage Barrels;

                  (j)      Fixtures and Equipment;

NY12528: 107491.4

                  (k) all credits, prepaid expenses, deferred charges, advance payments, security deposits, bid and performance bonds relating to Contracts, prepaid items and duties to the extent exclusively related to a Transferred Asset, or the subject of a proration pursuant to
         Section 2.12;

                  (l) all prepaid state, provincial and local real and personal property taxes that are imposed directly with respect to a Transferred Asset to the extent such Taxes relate to any period on or after the Closing (subject to Section 2.12);

                  (m) to the extent their transfer is permitted by Law, all Governmental and Non-Governmental Authorizations and all applications therefor if required in order for Purchaser to conduct the Businesses;

                  (n) to the extent their transfer is permitted by Law without the consent of any third party and only to the extent related to events or occurrences existing or occurring as of or after the Closing, all guaranties, warranties, indemnities and similar rights in favor of Sellers or any Subsidiary of Sellers from third parties to the extent related to any Transferred Asset;

                  (o) all goodwill associated with the Transferred Intellectual Property and the Businesses; and

                  (p) all casualty or property loss insurance proceeds which Sellers or any Subsidiary of Sellers has a right to receive that relate to casualty damages to any of the Transferred Assets occurring prior to the Closing Date which have not been repaired by Sellers or Subsidiaries of Sellers as of the Closing Date.

NY12528: 107491.4

                  Notwithstanding anything to the contrary contained in this Agreement, Sellers and/or Subsidiaries of Sellers may retain copies of any Contract, Books and Records or any other document or materials to the extent that Sellers and/or such Subsidiaries of Sellers (i) are required to retain it by Law, (ii) may need such copies for tax purposes, or in connection with product liability claims or claims related to Excluded Liabilities or Excluded Assets, in which case, Sellers and/or such Subsidiaries of Sellers shall use such copies only in connection therewith or (iii) may need such copies to carry out the terms or purposes of this Agreement; provided, however, that books and records retained by Sellers or Subsidiaries of Sellers in accordance with the definition of Books and Records may be used for any purpose.

                  Section 2.2 Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing, Sellers and the Subsidiaries of Sellers shall retain all of their right, title and interest in and to, and there shall be excluded from the sale, conveyance, transfer, assignment or delivery to Purchaser hereunder, and the Transferred Assets shall not include, the following (collectively, the "Excluded Assets"):

                  (a) all Tax Assets (including duty and tax refunds and prepayments) except to the extent described in Section 2.1(l) or the subject of proration pursuant to Section 2.12;

                  (b) all Tax Returns and financial statements of Sellers or any Subsidiary of Sellers and all books and records (including working papers) related thereto;

NY12528: 107491.4

                  (c) all real property and leased real property (other than the Real Property);

                  (d) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties to the extent related to any Excluded Asset or except to the extent the subject of proration pursuant to Section 2.12;

                  (e) all ownership interests in any Subsidiary, Affiliate, joint venture, including a JV, or any Person;

                  (f) all Accounts Receivable and all cash and cash equivalents;

                  (g) all insurance proceeds which Sellers or any Subsidiary of Sellers has a right to receive and that relate to events or occurrences prior to the Closing (other than as expressly set forth in Section 2.1(p)) or relate to any Excluded Liabilities;

                  (h) the fixtures and equipment listed on Schedule 2.2(h);

                  (i) all Joint Venture Contracts and all Intercompany Contracts; and

                  (j) the Intellectual Property listed on Schedule 2.2(j).

                  Section 2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, from and after the Closing Date, Purchaser agrees to assume and discharge or perform when due the following debts, liabilities or obligations (the "Assumed Liabilities"):

                  (a) all Accounts Payable;

                  (b) all debts, liabilities and obligations under the Contracts to deliver finished case goods following the Closing under purchase orders of, or

NY12528: 107491.4
         commitments to, Persons other than Affiliates of Sellers or JVs entered into by Sellers, a Subsidiary of Sellers or a JV prior to the Closing;

                  (c) all debts, liabilities and obligations of the Businesses for Inventory ordered in the Ordinary Course of Business prior to the Closing Date and delivered after the Closing Date;

                  (d) except as otherwise provided in Section 5.5, all debts, liabilities and obligations of Sellers or Subsidiaries of Sellers which relate to the Transferred Employees arising on or after the Closing Date (excluding any accrued vacation relating to periods prior to the Closing Date);

                  (e) all liabilities and obligations for state, provincial and local real and personal property taxes that are imposed directly with respect to a Transferred Asset to the extent such Taxes relate to any period from or subsequent to the Closing Date;

                  (f) all debts, liabilities and obligations with respect to all actions, suits, proceedings, disputes, claims or investigations that relate to the Businesses, at law, in equity or otherwise arising from events occurring on or following the Closing Date;

                  (g) except as provided in Section 5.19, all debts, liabilities and obligations which arise after the Closing Date out of the ownership or operation of the Real Property or any Transferred Assets occurring on or following the Closing Date;

NY12528: 107491.4

                  (h) all debts, liabilities and obligations that Purchaser has expressly assumed or agreed to assume under this Agreement, including pursuant to Sections 5.5, 5.11, 5.12, 5.14, 5.16, 5.17 and 5.19 of this
         Agreement; and

                  (i) all liabilities and obligations under any Contract and all payments due under any Contract to the extent such payments arise after the Closing Date; provided, however, that Purchaser shall not assume any monetary obligation with respect to any Contracts which are not listed on Schedule 2.1(b) in excess of $250,000 in the aggregate.

                  Section 2.4 Excluded Liabilities. Sellers and the Subsidiaries of Sellers shall retain and be responsible for all Excluded
Liabilities.

                  Section 2.5 Purchase Price.

                  (a) On the terms and subject to the conditions set forth herein, at the Closing, Purchaser shall pay to Sellers (as Sellers shall direct) in Dollars cash equal to $185.5 million (the "Base Purchase Price," and as adjusted pursuant to Section 2.6, the "Purchase Price").

                  (b) Sellers and Purchaser agree that the Base Purchase Price shall be allocated among Sellers and the Transferred Assets, tangible and intangible, on the basis of an allocation (the "Allocation") which shall be prepared on the basis of an appraisal conducted by a third party, nationally recognized appraisal firm selected by Purchaser which is reasonably satisfactory to Sellers and such Allocation shall be approved by Sellers and Purchaser. A final version of such Allocation must be agreed by Sellers and Purchaser on or before the Closing Date. Such final version of the Allocation shall, upon

NY12528: 107491.4
agreement by Sellers and Purchaser, become part of this Agreement for all purposes. Any adjustment to the Base Purchase Price shall be allocated in a manner consistent with the Allocation, as agreed by Sellers and Purchaser. Sellers and Purchaser agree to report, pursuant to Section 1060 of the Code and the regulations promulgated thereunder, and analogous provisions of state and foreign law, if and when required, the Allocation of the Base Purchase Price (and, if adjusted, the Purchase Price) among the Transferred Assets in a manner entirely consistent with such Allocation in the preparation and filing of all Tax Returns (including IRS form 8594). Neither Sellers nor Purchaser will take any action that would call into question the bona fides of such Allocation.

                  Section 2.6 Purchase Price Adjustments.

                  (a) Schedule 2.6(a)(i) is an unaudited statement setting forth an estimate of the book value of the Inventory, Bulk Liquor and Plant, Property and Equipment as of September 30, 1998 (the "Unaudited Base Asset Statement") which has been prepared in accordance with the Accounting Methodology. As soon as practicable but in no event more than 90 days following the Closing, Sellers shall calculate and prepare, or cause to be calculated and prepared, and deliver to Purchaser a statement setting forth the value of the Inventory, Bulk Liquor and Plant, Property and Equipment as of the Closing, which statement shall be prepared in accordance with the Accounting Methodology, and in the same manner as the Unaudited Base Asset Statement, including the use of a consistent classification and estimation methodology, in which the Unaudited Base Asset Statement was calculated (the "Closing Date Asset Statement"), and (ii) a statement setting forth the Balance Sheet Adjustment Amount (the "Balance Sheet

NY12528: 107491.4

Adjustment Statement"). The Closing Date Asset Statement shall be based on a physical inventory of the Inventory and Bulk Liquor, and Sellers shall test the merchantability of the Inventory and Bulk Liquor in a manner reasonably acceptable to Purchaser.

                  (b) Purchaser shall, within 30 days after the delivery by Sellers of the Closing Date Asset Statement and the Balance Sheet Adjustment Statement, complete its review thereof. In the event that Purchaser determines that the Closing Date Asset Statement has not been calculated on the basis set forth in Section 2.6(a) or that the Balance Sheet Adjustment Statement has not been calculated in accordance with the Accounting Methodology for purposes of clause (i) of the definition of Balance Sheet Adjustment Amount or if Purchaser disputes the Balance Sheet Adjustment Amount determined for purposes of clause
(ii) of the definition of Balance Sheet Adjustment Amount, Purchaser shall, on or before the last day of such 30 day period, so inform Sellers in writing (the "Purchaser's Objection"), setting forth a specific description of the basis of Purchaser's determination and the adjustment to the Closing Date Asset Statement or the Balance Sheet Adjustment Statement, as the case may be, that Purchaser believes should be made. If no Purchaser's Objection is received by Sellers on or before the last day of such 30-day period, then the Closing Date Asset Statement and the Balance Sheet Adjustment Statement delivered by Sellers shall be final. Sellers shall have 30 days from their receipt of Purchaser's Objection to review and respond to Purchaser's Objection.

                  (c) If Sellers and Purchaser are unable to resolve all of their disagreements with respect to the proposed adjustments set forth in Purchaser's Objection

NY12528: 107491.4
within 15 days following the completion of Sellers' 30-day review of Purchaser's Objection, they shall refer any remaining disagreements to the CPA Firm who, acting as experts and not as arbitrators, shall determine, on the basis set forth in and in accordance with Section 2.6(a), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Date Asset Statement or the Balance Sheet Adjustment Statement, as the case may be, delivered by Sellers requires adjustment. Prior to the CPA Firm rendering its determination, Purchaser, on the one hand, and Sellers, on the other hand, shall have the opportunity to present its explanation of its calculation of the Closing Date Asset Statement and the Balance Sheet Adjustment Statement, as the case may be. Purchaser and Sellers shall instruct the CPA Firm to deliver its written determination to Purchaser and Sellers no later than 30 days after the remaining differences underlying Purchaser's Objection are referred to the CPA Firm. The CPA Firm's determination shall (in the absence of manifest error) be conclusive and binding upon Purchaser and Sellers and their respective Affiliates. The fees and disbursements of the CPA Firm shall be borne equally by Purchaser, on the one hand, and Sellers, on the other hand. Purchaser and Sellers shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Date Asset Statement, the Balance Sheet Adjustment Statement, as the case may be, and Purchaser's Objection and all other items reasonably requested by the CPA Firm in connection therewith.

                  (d) Purchaser shall provide to Sellers and their accountants full access to any information, including work papers of its accountants, and to any employees

NY12528: 107491.4
during regular business hours and on reasonable advance notice, to the extent necessary for Sellers to calculate the Closing Date Asset Statement and the Balance Sheet Adjustment Statement, to respond to Purchaser's Objection and to prepare materials for presentation to the CPA Firm in connection with Section 2.6(c). Purchaser shall have the opportunity to observe the taking of inventory (which may begin prior to the Closing Date) in connection with the calculation of the Closing Date Asset Statement, and Sellers shall provide Purchaser with at least three Business Days prior notice thereof, and shall have full access to all information used by Sellers in calculating the Closing Date Asset Statement and the Balance Sheet Adjustment Statement, including the work papers of their accountants.

                  (e) The Base Purchase Price delivered by Purchaser at the Closing shall be subject to adjustment (the "Purchase Price Adjustment Amount") by (i) (a) the Unaudited Base Asset Statement minus (b) the Closing Date Asset Statement, expressed as a positive, if positive, or as a negative, if negative and (ii) the Balance Sheet Adjustment Amount, expressed as a negative. If the Purchase Price Adjustment Amount is a negative number, then the Base Purchase Price shall be increased by the Purchase Price Adjustment Amount and Purchaser shall promptly (and in any event within five Business Days) after the final determination thereof pay to Sellers the Purchase Price Adjustment Amount, plus interest from the Closing Date to, but not including, the date of payment at 8% calculated on a 365-day basis, in Dollars by wire transfer of immediately available funds to an account designated by Sellers. If the Purchase Price Adjustment Amount is a positive number, then the Base Purchase Price shall be decreased by the

NY12528: 107491.4

Purchase Price Adjustment Amount and Sellers shall promptly (and in any event within five Business Days) after the final determination thereof pay to Purchaser the Purchase Price Adjustment Amount, plus interest from the Closing Date to, but not including, the date of payment at 8% calculated on a 365-day basis, in Dollars by wire transfer of immediately available funds to an account designated by Purchaser.

                  Section 2.7 Closing. The Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M. New York City time, on March 31, 1999, or if later, as promptly as practicable following the date on which the last of the conditions set forth in
Section 6.1(a) to be satisfied or waived has been satisfied or waived (assuming Sections 6.1(b), 6.2 and 6.3 are also satisfied or waived on such date), or at such other time and place as the parties hereto may mutually agree. The date in the United States on which the Closing occurs is called the "Closing
Date."

                  Section 2.8 Deliveries by Purchaser. At the Closing (or such other time as specified in this Agreement), Purchaser shall deliver to Sellers the following:

                  (a) the Base Purchase Price in immediately available funds by wire transfer to an account or accounts which account or accounts shall have been designated by Sellers not less than two Business Days prior to the Closing Date;

                  (b) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Sellers, as may be necessary to effect Purchaser's assumption of the Assumed Liabilities; and

NY12528: 107491.4

                  (c) the certificates and other documents to be delivered pursuant to Section 6.3 hereof.

                  Section 2.9 Deliveries by Sellers. At the Closing (or such other time as specified in the Agreement), Sellers or a Subsidiary of Sellers shall deliver to Purchaser the following:

                  (a) bills of sale, customary deeds, indentures or other appropriate documents of sale, transfer, conveyance or assignment, in form and substance reasonably acceptable to Purchaser and Sellers transferring the tangible personal property (including the Books and Records) and the Real Property included in the Transferred Assets to Purchaser;

                  (b) assignments of the rights of Sellers and any applicable Subsidiary of Sellers to the Transferred Registered Intellectual Property in Canada, the United States and Sweden in appropriate form for recording with the relevant Government Authority in Canada, the United States and Sweden, as applicable; and general assignments of the rights of Sellers and any applicable Subsidiary of Sellers to any Transferred Unregistered Intellectual Property and to any Transferred Registered Intellectual Property in any country other than Canada, the United States and Sweden, with more specific assignments for such Transferred Registered Intellectual Property to be provided in accordance with Section 2.11;

                  (c) assignment and assumption agreements, in form and substance reasonably acceptable to Purchaser and Sellers assigning to Purchaser all rights of Sellers and the Subsidiaries of Sellers in and to all of the Contracts; and

NY12528: 107491.4

                  (d) the certificates and other documents to be delivered pursuant to Section 6.2 hereof.

                  Sellers shall make such arrangements with Purchaser as are customary in the relevant provinces in which the Real Property is located, at
Purchaser's expense, prior to the Closing, including the delivery and recording of deeds, as shall be necessary in order for the transfer of the Real Property to Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances, to be registered under applicable Law on the Closing Date.

                  Section 2.10 Nonassignability of Assets. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, sublease, assignment, transfer, conveyance or delivery to Purchaser, of any asset that would be a Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any authorizations, approvals, consents or waivers of a Government Authority or a third party, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall proceed without the sale, assignment, sublease, transfer, conveyance or delivery of such asset and this Agreement shall not constitute a sale, assignment, sublease, transfer, conveyance or delivery of such asset or an attempt thereof; provided, however, if such failure causes a failure of any of the conditions to the Purchaser's obligations as set forth in Article VI, the Closing shall proceed only if Purchaser elects, in its sole discretion, to waive such conditions. In the event that the Closing proceeds without the sale, transfer, conveyance,

NY12528: 107491.4
sublease, assignment or delivery of any such asset, then (i) such asset (if it is Inventory) shall be regarded as a Transferred Asset for purposes of the calculations required under Section 2.6 and (ii) following the Closing, the parties shall use their reasonable efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither Sellers nor Purchaser shall be required to pay any consideration to a third party for any such authorization, approval, consent or waiver (except as specifically required by the terms of any Contract) other than filing, recordation or similar fees and direct out of pocket costs imposed by a third party (such as its attorney's fees) which fees and costs shall be paid by the party incurring such fee or cost. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Purchaser the benefits of use of such asset and to Sellers the benefits, including any indemnities, that they would have obtained had the asset been conveyed to Purchaser at the Closing. To the extent that Purchaser is provided the benefits pursuant to this Section 2.10 of any Contract, Purchaser shall perform for the benefit of the other Persons that are parties thereto the obligations of Sellers or any Subsidiary of Sellers thereunder and any related liabilities that, but for the lack of an authorization, approval, consent or waiver to assign such liabilities to Purchaser, would be Assumed Liabilities and such obligations and liabilities shall for the purposes of Article VII be deemed to be Assumed Liabilities. Once authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is

NY12528: 107491.4
obtained, Sellers shall or shall cause their Subsidiaries to assign, transfer, convey and deliver such asset to Purchaser at no additional cost to Purchaser. To the extent that any such asset cannot be transferred within a period of one year following the Closing or the full benefits of use of any such asset cannot be provided to Purchaser following the Closing pursuant to this Section 2.10, then Purchaser and Sellers shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by Purchaser of the obligations thereunder. In such event, if no reasonably satisfactory arrangement regarding the asset can be made, Sellers and Purchaser shall negotiate in good faith a reduction in the Purchase Price based upon the limited benefits of use of such asset which are being provided to Purchaser; provided, however, that following any such adjustment, Sellers shall no longer be required to transfer any such assets to Purchaser and Sellers shall have an unrestricted right to sell such asset to any other Person. Sellers shall hold in trust for, and pay to Purchaser promptly upon receipt thereof, all income, proceeds and other monies received by Sellers or any of their Affiliates in connection with its use of any asset (net of any Taxes and any other costs imposed upon Sellers or any of their Affiliates) in connection with the arrangements under this Section 2.10.

                  Section 2.11 Intellectual Property Assignments. (a) At Sellers' expense, Sellers will prepare both assignments or other appropriate documents to update the chain of title and, subsequently, assignments in appropriate form for recording with the relevant

NY12528: 107491.4

Government Authority to Purchaser of the rights of Sellers and any applicable Subsidiary of Sellers in any Transferred Registered Intellectual Property. Sellers shall use reasonable efforts to complete all acts necessary by Sellers to update Sellers' chain of title within sixty days after the Closing and thereafter will promptly supply Purchaser with assignments of such rights to Purchaser. The recordation of the assignments to Purchaser in the Transferred Registered Intellectual Property with the applicable Government Authority will be at Purchaser's sole effort and expense, with reasonable cooperation of effort by Sellers. Provided that Purchaser instructs its agents to record any specific assignments required to be provided under Section 2.9(b) in countries other than Canada, the United States and Sweden between sixty and one hundred eighty days after the Closing and advises Sellers promptly of any additional documentation needed to effect such recordations, Sellers will take reasonable steps to provide to Purchaser such additional documentation within sixty days after receiving such notice. Notwithstanding anything to the contrary contained in this Agreement, Sellers will deliver to Purchaser the Books and Records relating to the Transferred Intellectual Property within ninety days after the Closing (including such certificates of registration for Transferred Registered Intellectual Property as are available at that time), retaining originals and/or copies of such materials as may be necessary or desirable in connection with the recordation of documents by any of the parties to this Agreement relating to the Transferred Intellectual Property.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall bear all fees, costs or expenses that may be incurred in

NY12528: 107491.4
connection with the transfer by Sellers or a Subsidiary of Sellers to Purchaser of any software licenses included in the Transferred Assets or otherwise transferred to Purchaser in connection with the Transaction.

                  Section 2.12 Certain Expenses and Prepaid Items. With respect to (i) state, provincial and local real and personal property taxes imposed or to be imposed on the Transferred Assets, (ii) water, sewer, electricity, gas, telephone and other utility charges related to the Real Property, and (iii) any prepaid freight related to Inventory in bailment warehouses only, (a) in the case of items (i) and (ii), for the period commencing before and ending after the Closing Date, Sellers and Purchaser shall make such arrangements in good faith as may be necessary to prorate such expenses so that Sellers will bear such expenses to the extent they relate to the period prior to the Closing Date and Purchaser will bear such expenses to the extent they relate to the period from and after the Closing Date and (b) in the case of item (iii), for the period commencing before and ending on the Closing Date, Sellers and Purchaser shall make such arrangements in good faith as may be necessary to ensure that Purchaser shall reimburse Sellers for any such prepaid freight as of the Closing Date. Such arrangements will include a net payment from Sellers to Purchaser or vice versa on, or as soon as practicable following, the Closing Date.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers, jointly and severally, represent and warrant to Purchaser as follows:

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



                  Section 3.1 Organization and Qualification. Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate the Transferred Assets and to collectively carry on the Businesses as currently conducted. Each Seller is duly qualified to do business and in good standing in each jurisdiction where the ownership or operation of the Transferred Assets used in the Businesses requires such qualification, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, materially impair or materially delay Sellers' ability to perform its obligations hereunder, or have a Material Adverse Effect.

                  Section 3.2 Corporate Authorization. Each Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by each Seller of this Agreement has been duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Sellers of this Agreement.

                  Section 3.3 Consents and Approvals. Set forth on Schedule 3.3(a) is a list of (a) each consent, approval, waiver and authorization that is
(i) material to the Businesses or the Transferred Assets and, (ii) required to be obtained by Sellers or one of the Subsidiaries of Sellers from, and (b) each notice and filing that is (i) material to the Businesses or the Transferred Assets and, (ii) required to be given by Sellers or one of the Subsidiaries of Sellers to, or made by Sellers or one of the Subsidiaries of Sellers with, any Government Authority in connection with the execution, delivery and performance by

NY12528: 107491.4

Sellers of this Agreement. Set forth on Schedule 3.3(b) is a list of (a) each other consent, approval, waiver and authorization that is (i) material to the Businesses or the Transferred Assets and, (ii) required to be obtained by Sellers or one of the Subsidiaries of Sellers from, and (b) each notice and filing that is (i) material to the Businesses or the Transferred Assets and,
(ii) required to be given by Sellers or one of the Subsidiaries of Sellers to, or made by Sellers or one of the Subsidiaries of Sellers with, any other Person other than Purchaser or its Affiliates in connection with the execution, delivery and performance by Sellers of this Agreement. At least five Business Days prior to the Closing Date, Sellers shall inform Purchaser in writing of the consents, approvals, waivers or authorizations listed on Schedule 3.3(a) or 3.3(b) which have not yet been obtained as of such date.

                  Section 3.4 Non-Contravention. The execution, delivery and performance by Sellers of this Agreement and the consummation of the Transaction do not and will not (i) violate any provision of the organizational documents of Sellers or any of the Subsidiaries of Sellers, (ii) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Sellers, any Subsidiary of Sellers or Purchaser and the giving or making of notices and filings required to be given or made by Sellers, any Subsidiary of Sellers or Purchaser violate, or result in the breach of, or constitute an event of default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Sellers, or any Subsidiary of Sellers under, or a loss of any benefit to which Sellers, or any Subsidiary of Sellers is entitled under, any Contract, (iii) result in the creation of any

NY12528: 107491.4

Encumbrance upon any of the Transferred Assets other than a Permitted Encumbrance, or (iv) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Sellers, a Subsidiary of Sellers or Purchaser and the giving or making of notices and filings required to be given or made by Sellers, a Subsidiary of Sellers or Purchaser violate or result in a breach of any Law to which Sellers or any Subsidiary of Sellers or any of the Businesses is subject, including any Governmental and NonGovernmental Authorization (to the extent given by a Government Authority).

                  Section 3.5 Binding Effect. This Agreement, when duly authorized and executed by all parties and delivered to Sellers by Purchaser, will constitute a valid and legally binding obligation of Sellers, enforceable against Sellers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  Section 3.6 Financial Statements. The unaudited financial statements attached hereto as Schedule 3.6 (collectively, the "Financial Statements") fairly present in all material respects the financial condition of the Businesses taken as a whole for the dates or periods covered therein and have been prepared based on the internal accounting principles used historically by Guinness plc or Grand Metropolitan PLC, as the case may be, or, since the merger of Grand Metropolitan PLC and Guinness plc, by Sellers or the Subsidiaries of Sellers and in accordance with the Accounting Methodology , and reflects, in all material respects, the information contained in Sellers' internal books and records regarding such matters.

NY12528: 107491.4

                  Section 3.7 Litigation and Claims. Except as set forth in
Schedule 3.7:

                  (a) There is no civil, criminal or administrative action, governmental investigation, suit, demand, claim, hearing, arbitration or proceeding pending or, to the Knowledge of Sellers, threatened, against any Seller or any Subsidiary of Sellers, the Transferred Assets or the Businesses that (i) involves a claim in excess of $100,000, (ii) will affect the Businesses or the Transferred Assets after the Closing, (iii) will prevent Purchaser from obtaining, as of the Closing Date, the necessary federal and state permits and licenses required to conduct the Businesses as currently conducted, (iv) will prevent the consummation of the Transaction, or (v) would be reasonably likely to adversely affect Sellers' ability to perform their obligations under this Agreement.

                  (b) None of the Transferred Assets is subject to any outstanding order, writ, judgment, award, injunction or decree of any Government Authority of competent jurisdiction or any arbitrator or arbitrators.

                  (c) There are no outstanding claims pending, nor to the Knowledge of Sellers, threatened against Sellers or any Subsidiary of Sellers relating to personal injury or property damage involving the Businesses or any products sold by the Businesses, other than those claims that are not for amounts in excess of $100,000.

                  Section 3.8 Compliance with Laws. Except as disclosed on
Schedule 3.8, (a) the Businesses currently are being conducted in material compliance with all applicable Laws, (b) neither Sellers nor any Subsidiary of Sellers has received any written notice from any Government Authority or other Person alleging that the Businesses are in violation of any applicable Law and such violation is outstanding, and (c) Sellers or one

NY12528: 107491.4
of the Subsidiaries of Sellers holds all Governmental and Non-Governmental Authorizations necessary for the conduct of the Businesses as currently conducted by it and all such authorizations are currently in full force and effect and Sellers have not received any notice of cancellation or nonrenewal and (d) neither Sellers nor any Subsidiary of Sellers is subject to any settlement agreement, consent decree or other similar arrangement with any Government Authority or other Person with continuing obligations or restrictions relating to any of the Businesses; it being understood that nothing in this
Section 3.8 addresses any other matter that is the subject of any representation or warranty set forth in Section 3.18.

                  Section 3.9  Intellectual Property.

                  (a) Sellers and/or certain Subsidiaries of Sellers use or have used the Intellectual Property identified on Schedule 3.9(a) (the "Transferred Registered Intellectual Property") and the Transferred Unregistered Intellectual Property in connection with the operation of the Businesses. Schedule 3.9(a) sets forth all Transferred Intellectual Property which is currently registered or for which an application is currently pending in any jurisdiction, including the registration or application numbers therefor and the jurisdiction in which obtained or pending; it being understood that Purchaser's sole remedy for failure to include a registration on Schedule 3.9(a) is the transfer of the relevant registration. The Transferred Intellectual Property constitutes all the Intellectual Property owned by Sellers and/or any Subsidiary of Sellers that has been used exclusively in the operation of the Businesses and is exclusively related to the Brands and that is material and necessary for Purchaser to conduct the Businesses as

NY12528: 107491.4
being conducted by Sellers or a Subsidiary of Sellers as of the date of this Agreement, except for the Intellectual Property set forth on Schedule 2.2(j) or
Schedule 3.11 or as otherwise excluded or restricted under this Agreement. The Transferred Intellectual Property together with such Intellectual Property as may otherwise be included in the Transferred Assets and the Intellectual Property listed on Schedule 2.2(j) licensed to Purchaser pursuant to this Agreement is all the Intellectual Property that Sellers or Subsidiaries of Sellers are using in the operation of the Businesses that is necessary for Purchaser to conduct the Businesses in substantially the same manner as conducted by Sellers or a Subsidiary of Sellers as of the date of this Agreement.

                  (b) Except as set forth on Schedule 3.9(b), Sellers and/or certain Subsidiaries of Sellers own all right, title and interest in and to, or have a license, sublicense or otherwise permission to use, all of the Transferred Intellectual Property that is necessary to conduct the Businesses in substantially the same manner as conducted by Sellers or a Subsidiary of Sellers as of the date of this Agreement.

                  (c) Except as set forth on Schedule 3.7 or 3.9(c), Sellers have received no written notice from any Person within twelve months prior to the date of this Agreement that any of the Transferred Intellectual Property infringes any Intellectual Property owned by such third party or which challenges the ownership of the Transferred Registered Intellectual Property.

                  (d) Except as set forth on Schedule 3.9(d), (i) all Transferred Registered Intellectual Property in the United States, Canada, and Sweden identified by a registration number is not expired or canceled, and any applications for Transferred

NY12528: 107491.4

Registered Intellectual Property in the United States, Canada, and Sweden are pending with the applicable government entities and have not been finally rejected on any grounds and Sellers have no Knowledge of any reason why any such applications should not be granted, (ii) there exist no liens, tax liens, pledges, security interests, or financial encumbrances which would adversely affect Purchaser's ability following the Closing to conduct the Businesses in substantially the same manner as conducted by Sellers or Subsidiaries of Sellers as of the Closing Date, (iii) none of the past or present employees, officers, or directors of any Sellers or any Subsidiary of Sellers has any rights in any of the Transferred Registered Intellectual Property as of the Closing Date, (iv) none of Sellers or Subsidiaries of Sellers has granted any outstanding, written licenses that are in effect relating to the Transferred Registered Intellectual Property as of the Closing Date other than to distributors and brokers solely in connection with the promotion and sale of the Brands, and (v) none of the Sellers or Subsidiaries of Sellers has any obligation under any Contract to make any material royalty or other payment for use of any Transferred Registered Intellectual Property as of the Closing Date.

                  Section 3.10  Contracts.

                  (a) Sellers have made available to Purchaser copies or descriptions of all Contracts specifically listed on Schedule 2.1(b) and each other Contract which (i) has a term of one year or more except for any contract entered into in the Ordinary Course consistent with past practice involving payments or obligations which do not exceed $100,000 in the aggregate, or (ii) has a term of less than one year and involves payments over the term thereof which exceed $50,000 in the aggregate (collectively, the "Material

NY12528: 107491.4

Contracts"). The Contracts, other than those listed on Schedule 2.1(b), do not, in the aggregate, involve payments remaining over the terms of all such Contracts thereof in excess of $250,000. There are no employment agreements with any Employees.

                  (b) All Material Contracts are in full force and effect and, assuming the due authorization, execution and delivery by any other party thereto, are enforceable against each party thereto in accordance with the express terms thereof, subject to bankruptcy, insolvency, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general principles of equity. There does not exist under any Material Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Sellers or any Subsidiary of Sellers or, to the Knowledge of Sellers, any other party thereto, except as set forth in Schedule 3.10(b). Except for obtaining any consents, waivers or approvals or giving any notice listed on Schedule 3.3(a), each of the Material Contracts is assignable and assumable by Purchaser.

                  Section 3.11 Territorial Restrictions. Except as set forth on
Schedule 3.11, the Businesses are not restricted by any written agreement between Sellers or a Subsidiary of Sellers and a third party from being carried on in Canada or the United States or any other jurisdiction that would be binding on Purchaser.

                  Section 3.12 Absence of Changes. Since September 30, 1998, Sellers and the Subsidiaries of Sellers have conducted and operated the Businesses only in the Ordinary Course. Except as disclosed on Schedule 3.12 or as permitted by this Agreement, since September 30, 1998, neither Sellers nor Subsidiaries of Sellers have (a)

NY12528: 107491.4
sold, leased or transferred any of the Transferred Assets other than in the Ordinary Course, (b) sold, assigned or transferred any of the Transferred Registered Intellectual Property to a third party, (c) entered into any Contracts not in the Ordinary Course or cancelled, modified adversely to Sellers, assigned, encumbered or discharged any Contract other than in the Ordinary Course or by expiration or termination in accordance with its terms,
(d) made any material change in the rate of compensation payable or to become payable to any Employees, (e) reduced or failed to carry insurance covering the Transferred Assets in at least the respective amounts and coverages in existence since September 30, 1998, (f) caused any other change in the Businesses (other than changes of general applicability in the industry) which would have a Material Adverse Effect, (g) incurred any liability or obligation exclusively relating to the business in an aggregate amount in excess of $500,000 other than in the Ordinary Course or (h) agreed to take any of the actions described in this Section 3.12.

                  Section 3.13 Finders' Fees. Except for Credit Suisse First Boston Corporation, whose fees will be paid by Sellers or an Affiliate of Sellers, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Sellers, any of the Subsidiaries of Sellers or any of their Affiliates who might be entitled to any fee or commission from Sellers, any of the Subsidiaries of Sellers or any of their Affiliates in connection with the Transaction.

                  Section 3.14 Promotional Programs. Schedule 3.14 sets forth all of the Promotional Programs of Sellers and the Subsidiaries of Sellers to run between January 1,

NY12528: 107491.4

1999 through and including June 30, 1999, and as of the date hereof, no Promotional Programs are in effect for the period following June 30, 1999.

                  Section 3.15 Title to Property. (a) Schedule 3.15 sets forth a brief description of all of the Real Property. Except as set forth in Schedule 3.15, Sellers or Subsidiaries of Sellers have good and (in the case of the Real Property) marketable title to, or a valid leasehold interest in, the real and personal tangible property to be included in the Transferred Assets, free and clear of all Encumbrances, except Permitted Encumbrances. The Real Property has access to public roads and utilities used in the operation of the Businesses as currently conducted. The Real Property does not violate any easement or right incident thereto, agreement or any restrictive covenant. There are no pending, or to the Knowledge of Sellers, threatened or proposed requests, applications or proceedings by or with any Government Authority to alter or restrict the zoning or other use restrictions applicable to the Real Property. The current uses of the Real Property are not in violation of any applicable zoning Laws. Any leases affecting the Real Property are listed on Schedule 3.15 and true and complete copies thereof have been provided to Purchaser.

                  (b) The Transferred Assets include all of the assets and rights used in and necessary for the operation of the Businesses as currently operated by Sellers and its Subsidiaries except for those assets, rights or agreements which are the subject of Sections 5.8, 5.11, 5.14, 5.15, 5,16 and the Excluded Assets. This representation does not apply to any Intellectual Property, for which separate representations are provided in Section 3.9.

NY12528: 107491.4

                  Section 3.16 Employment Matters. Except as set forth in
Schedule 3.16, neither Sellers nor any Subsidiaries of Sellers are party to or bound by any labor agreement or collective bargaining agreement with respect to the Employees. Except as set forth on Schedule 3.16, there is not, and within the last three years there has not been, pending or, to the Knowledge of Sellers, threatened, any strike, picketing, boycott, walkout, work stoppage or slowdown, or other labor dispute with respect to the Businesses. Except as set forth on Schedule 3.16, to the Knowledge of Sellers, there are no arbitration awards, court orders, orders of any Government Authority, or private settlement agreements which in any way alter, amend, or clarify any collective bargaining agreement with respect to the Employees or which restrict or otherwise affect the ability of Sellers or Subsidiaries of Sellers to act with respect to the Employees covered by such collective bargaining agreement in the future or which restrict the Sellers' or the Subsidiaries of Sellers management rights.

                  Section 3.17  Employee Benefits.

                  (a) Schedule 3.17(a) sets forth all compensation or benefit plans, programs, policies, or practices, contracts or arrangements which are sponsored, administered, maintained or contributed to by Sellers or a Subsidiary of Sellers for the benefit of Employees or under which the Sellers or any Subsidiary of Sellers have any liability or obligation of any kind relating to employee benefits of any kind in respect of the Employees, including, without limitation, any retirement, retirement savings or pensions, bonus, incentive or deferred compensation, profit sharing, stock option, severance or termination pay, health, medical, dental, life, disability or other insurance

NY12528: 107491.4
and supplemental employment or unemployment benefits (the "Benefit Plans"). True and complete copies of all written Benefit Plans (as amended to date) or, where oral (as indicated on Schedule 3.17(a)), written summaries of the material terms thereof, have been provided to Purchaser, together with current booklets or written communications of a specific nature describing any Benefit Plan distributed or made available to any Employees. Except as disclosed on Schedule 3.17(a), all Benefit Plans are, and have been since their establishment, duly registered where required by legislation (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in substantial compliance with, all applicable legislation and administrative guidelines or policies issued by the regulatory authorities (including, but not limited to, Information Circular IC 72-13R8 and its predecessors) and each
Benefit Plan is and has been administered in compliance with the terms thereof, applicable Laws and all applicable CBAs. Sellers have no Knowledge of any fact, condition or circumstance since the date of the documents provided as set forth in this Section 3.17(a) which would materially affect the information contained therein and, in particular, and without limiting the generality of the foregoing, no promises or commitments have been made by Sellers to amend any Benefit Plan or to provide increased benefits thereunder to any Employees, except as required by Law.

                  (b) With respect to Benefit Plans which are Assigned Plans:

                  (i) True and complete copies of all funding agreements, trust agreements, insurance contracts and investment policies, summary descriptions provided

NY12528: 107491.4
to current participants therein, the two most recent actuarial reports, the financial statements, and accounting statements, all annual information or other returns filed with any Governmental Authority within the last three years, consultants' reports prepared within the last three years, and evidence of any registration in respect thereof have been provided or made available to Purchaser;

                  (ii) Any Assigned Plan which has been created as a result of the division of a predecessor pension plan or the merger of one or more pension plans, has received approval therefor from the appropriate Government Authority;

                  (iii) Each investment held in respect of an Assigned Plan is a qualified or eligible investment, no investment held in respect of an Assigned Plan is a prohibited investment under the terms of such Assigned Plan and all supporting documents or any applicable legislation, and each Assigned Plan has or had the power and authority to make each investment and is permitted under all applicable legislation and the terms of such Assigned Plan and all supporting documents to continue to hold such investments;

                  (iv) There are no material outstanding defaults or violations by Sellers of any obligation required to be performed by Sellers in connection with any Assigned Plan and no order has been made or notice given pursuant to any applicable Law requiring (or proposing to require) Sellers to take (or refrain from taking) any action in respect of any Assigned Plan;

                  (v) All employer and, if applicable, employee contributions under the Assigned Plans (including, without limitation, all current service costs and any special payments required to be made) have been remitted in a timely manner (other than current

NY12528: 107491.4
contributions not in arrears), and the Assigned Plans have been funded in accordance with their terms;

                  (vi) All returns, filings, reports and disclosures relating to the Assigned Plans required pursuant to the terms of the Assigned Plans, applicable Law or any Government Authority, have been filed or distributed in accordance with all requirements, all filing fees and levies imposed on the Assigned Plans by a Government Authority or applicable Law have been made on a timely basis and the funds of the Assigned Plans are not exposed to any late filing fees that have not been remitted;

                  (vii) There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or to Sellers' Knowledge, threatened with respect to the Assigned Plans against Sellers, the funding agent, or the fund of such Assigned Plans, other than claims for benefits in the Ordinary Course or as disclosed in writing by Sellers to Purchaser;

                  (viii) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted or could reasonably result in any Assigned Plan being ordered or required to be terminated or wound-up in whole or in part or having its registration under any applicable Law being refused or revoked or being placed under the administration of any trustee or receiver or any applicable Government Authority or being required to pay any material taxes or penalties under any applicable legislation;

                  (ix) No event has occurred and there has been no failure to act on the part of Sellers, any funding agent or any administrator of any of the Assigned Plans that could subject Sellers or the fund of any Assigned Plan to the imposition of any tax,

NY12528: 107491.4
penalty or other disability with respect to any Assigned Plans, whether by way of indemnity or otherwise;

                  (x) None of the Assigned Plans are multi-employer pension plans or multi-employer benefit plans;

                  (xi) The consummation of the Transaction shall not constitute an event under any Assigned Plan that shall result in any acceleration, vesting or increase in benefits with respect any employee, dependent or independent contractor or in the funding requirements of any Assigned Plan;

                  (xii) All employee data necessary to administer each Assigned Plan is in the possession or control of Sellers and is substantially complete, correct and sufficient for the proper administration of the Assigned Plans in accordance with the terms thereof and all applicable Laws; and

                  (xiii) There will be no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Assigned Plans that would create any funding requirement which would need to be satisfied on the Closing Date.

                  Section 3.18 Environmental Matters. Except as set forth in
Schedule 3.18:

                  (a) Sellers or the relevant Subsidiary of Sellers are in compliance with all Environmental Laws applicable to the Real Property and the operation of the Businesses, other than failures to comply that would not have a Material Adverse Effect;

NY12528: 107491.4

                  (b) neither Sellers nor any Subsidiaries of Sellers has received any written notice from any Government Authority or other Person of any violation or alleged violation of any Environmental Law applicable to the Real Property, the Transferred Assets or the operation of the Businesses during the past three years;

                  (c) there are no writs, injunctions, decrees, orders, notices of violations, directions or judgments outstanding, or any actions, suits, investigations or proceedings pending or, to the Knowledge of Sellers, threatened, relating to compliance with or liability under any Environmental Law affecting the Real Property, the Transferred Assets or the operation of the Businesses, including any current or, to the Knowledge of Sellers, threatened orders, directions or requirements requiring remedial work;

                  (d) Sellers and the Subsidiaries of Sellers currently possess and are in substantial compliance with all permits, licenses, certificates and authorizations required by Environmental Law necessary for the operation of the Real Property, the Transferred Assets or the operation of the Businesses as currently operated and have filed in a timely manner all reports or disclosures concerning the use or maintenance of any Hazardous Substance required under applicable Environmental Laws;

                  (e) The Real Property has not been used and, to the Knowledge of Sellers, no former owners or operators of the Businesses or the Real Property have used the Transferred Assets or the Real Property, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process any

NY12528: 107491.4

         Hazardous Substance in violation of any Environmental Laws except, in each case, where such violation has been remediated to be in compliance with all applicable Environmental Laws;

                  (f) There are no underground petroleum or other Hazardous Substance storage tanks of any kind located on the Real Property; and

                  (g) To the Knowledge of Sellers, there is no asbestos or PCBs contained in or located at or on the Real Property in violation of the Environmental Laws.

                  Section 3.19 Inventory; Fixtures and Equipment. (a) Except as set forth in Schedule 3.19, and subject to Ordinary Course loss, waste and aging, the Inventory is of good and merchantable quality, is saleable and usable in the Ordinary Course of Business and meets the current standards and specifications of the Businesses and will be sufficient in quantity to operate each Business as of the Closing Date.

                  (b) The Fixtures and Equipment and items leased under Contracts are in good and usable condition, Ordinary Course wear and tear excepted, other than Fixtures and Equipment currently under or scheduled for repair or construction as set forth in Schedule 3.19 which repair or construction shall be completed as of the Closing Date. Since September 30, 1998, there has not occurred any casualty loss or damage to the Transferred Assets which has not been fully repaired.

                  Section 3.20 Canadian Representations. (a) UDV Canada and United Distillers Canada are registered under Part IX of the Excise Tax Act (Canada) with registration numbers 895376481RT and 102450103RT, respectively, and under An Act

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



Respecting the Quebec Sales Tax with registration numbers 1143426477 and 1016612215, respectively.

                  (b) UDV Canada and United Distillers Canada are not non-resident persons within the meaning of Section 116 of the Income Tax Act (Canada). Diageo and each of the Subsidiaries of Sellers which are selling Transferred Assets to Purchaser are not required to be registered under the Excise Tax Act (Canada), An Act Respecting the Quebec Sales Tax, or any other provincial or territorial tax statute.

                  (c) Diageo and each of the Subsidiaries of the Sellers are not transferring any "taxable Canadian property" or "taxable Quebec property" for the purposes of the Income Tax Act (Canada) and An Act Respecting the Quebec Sales Tax, respectively, pursuant to this Agreement or, if they are transferring any such "taxable Canadian property" or "taxable Quebec property" are not non-resident persons within the meaning of Section 116 of the Income Tax Act (Canada).

                  Section 3.21 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any certificate delivered pursuant to Section 6.2, neither Sellers, their Subsidiaries, their Affiliates nor any JV make any representations or warranties and Sellers hereby disclaim any other representations or warranties (express or implied), whether made by Sellers, any Subsidiary or Affiliate of Sellers, or any JV, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution, delivery and performance of this Agreement, the Transaction, or the Businesses, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation or other

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



information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this
Article III is intended to, or does, cover or otherwise pertain to any assets that are not included in the Transferred Assets or any liabilities that are not included in the Assumed Liabilities.

                                    ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Sellers as follows:

                  Section 4.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Purchaser has all requisite power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Purchaser is duly qualified to do business and in good standing in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, materially impair or delay Purchaser's ability to perform its obligations hereunder.

                  Section 4.2 Corporate Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Purchaser of this Agreement has been duly and validly authorized and no additional corporate or shareholder authorization

NY12528: 107491.4
or consent is required in connection with the execution, delivery and performance by Purchaser of this Agreement.

                  Section 4.3 Consents and Approvals. Except as specifically set forth in Schedule 4.3, no consent, approval, waiver or authorization is required to be obtained by Purchaser from, and no notice or filing is required to be given by Purchaser to, or made by Purchaser with, any Government Authority or other Person in connection with the execution, delivery and performance by Purchaser of this Agreement.

                  Section 4.4 Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transaction do not and will not (i) violate any provision of the organizational documents of Purchaser, (ii) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Sellers, any Subsidiary of Sellers or Purchaser and the giving or making of notices and filings required to be given or made by Sellers, any Subsidiary of Sellers or Purchaser violate, or result in a breach of, or constitute an event of default under, any material contract or agreement to which Purchaser is a party, or (iii) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Sellers, any Subsidiary of Sellers or Purchaser and the giving or making of notices and filings required to be given or made by Sellers, any Subsidiary of Sellers or Purchaser, to the Knowledge of Purchaser, violate or result in a breach of any Law or other restriction of any Government Authority to which Purchaser is subject other than, in the case of clause (ii) or (iii), any breaches, defaults or violations that would not, individually or in the

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



aggregate, materially impair or delay Purchaser's ability to perform its obligations hereunder.

                  Section 4.5 Binding Effect. This Agreement, when duly executed by all parties and delivered to Purchaser by each of Sellers, will constitute a valid and legally binding obligation of Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  Section 4.6 Finders' Fees. Except for Chase Manhattan plc, whose fees will be paid by Purchaser, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser or any Subsidiary or Affiliate of Purchaser, who might be entitled to any fee or commission from Purchaser in connection with the Transaction.

                  Section 4.7 Litigation and Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing or proceeding pending or, to the Knowledge of Purchaser, threatened against Purchaser or any Subsidiary of Purchaser that, individually or in the aggregate, would materially impair or materially delay the ability of Purchaser to effect the Closing. Purchaser is not subject to any outstanding order, writ, judgment, award, injunction or decree of any Government Authority of competent jurisdiction or any arbitrator or arbitrators that, individually or in the aggregate, would materially impair or materially delay the ability of Purchaser to effect the Closing.

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



                  Section 4.8 Financial Capability. Purchaser's obligations under this Agreement are not subject to a financing condition or financing contingency.

                  Section 4.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Purchaser nor its Subsidiaries or Affiliates makes any representations or warranties, and hereby disclaims any other representations or warranties (express or implied) made by Purchaser or any of its Subsidiaries or Affiliates or any of their respective officers, directors, employees, agents or representatives, with respect to the execution, delivery and performance of this Agreement or the Transaction, notwithstanding the delivery or disclosure to Sellers or their representatives of any documentation or other information with respect to any one or more of the foregoing.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1  Access and Information.

                  (a) From the date hereof until the Closing, Sellers shall and shall cause their Subsidiaries to permit Purchaser and its representatives to have access, during regular business hours and upon reasonable advance notice, to the assets of the Businesses that will be Transferred Assets, subject to reasonable rules and regulations of Sellers and any applicable Laws. Sellers shall furnish, or cause to be furnished, to Purchaser any financial and operating data and other information that is available and exclusively relates to the Businesses as Purchaser shall from time to time reasonably

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



request (it being understood that in no event shall Purchaser have access to any of Sellers' or their Affiliates' Tax Returns) and shall instruct their employees, counsel and financial advisors to cooperate with Purchaser in its investigation of the Businesses; it being understood that Purchaser shall reimburse Sellers promptly for reasonable and necessary out of pocket expenses incurred by Sellers or any Subsidiary of Sellers in complying with any such request and reasonably documented by or on behalf of Sellers. Nothing provided to Purchaser pursuant to this Section 5.1(a) shall in any way amend or diminish Purchaser's obligations under the Confidentiality Agreement.

                  (b) Upon the request of Sellers, Purchaser shall, following the Closing, to the extent permitted by Law and confidentiality obligations, grant to Sellers (with reimbursement of Purchaser's reasonable and necessary out of pocket expenses incurred in complying with such request and reasonably documented) and their representatives the right, during regular business hours and upon reasonable advance notice, to inspect and copy the books, records and other documents in Purchaser's possession pertaining to the operation of the Businesses prior to the Closing Date for tax purposes, or in connection with product liability claims and claims related to Excluded Liabilities or Excluded Assets only. The rights granted herein shall be subject to the reasonable security requirements, rules or regulations of Sellers and Purchaser and Sellers entering into an acceptable confidentiality agreement with Purchaser and in no event shall Sellers have access to the Tax Returns of Purchaser or its Affiliates.

                  (c) Purchaser agrees to use commercially reasonable efforts to retain all material Books and Records in existence on the Closing Date for a period of five years

NY12528: 107491.4
after the Closing Date and make personnel of Purchaser or its Affiliates available to Sellers, upon reasonable advance notice and during regular business hours, to the extent such access is reasonably related to any Excluded Assets or Excluded Liabilities or otherwise necessary for Sellers to comply with the terms of this Agreement or any applicable Law subject to reasonable rules and regulations of Purchaser and applicable Laws and to Seller entering into an acceptable confidentiality agreement with Purchaser with respect thereto; it being understood that Sellers shall reimburse Purchaser promptly for its reasonable and necessary out of pocket expenses incurred in complying with any such request and reasonably documented by or on behalf of Purchaser.

                  Notwithstanding the foregoing, Purchaser shall not have any liability to Sellers for any consequential, special or punitive damages arising out of the destruction of any documents by an agent or employee of Purchaser other than a willful or grossly negligent destruction in violation of this
Section 5.1(c).

                  Section 5.2 Conduct of Business. During the period from the date hereof to the Closing, Sellers shall, and shall cause the Subsidiaries of Sellers to, conduct the Businesses in the Ordinary Course (it being understood that, Sellers or Subsidiaries of Sellers may implement certain procedures or take certain actions that are out of the Ordinary Course to assure compliance with the proviso of this Section 5.2) and use reasonable diligence to preserve intact the Businesses and the Businesses' relationship with its customers and suppliers intact; provided, however, that without the prior written consent of Purchaser, which will not be unreasonably withheld or delayed, none of Sellers, any of their Affiliates or any JV shall sell finished case goods for the Brands to

NY12528: 107491.4
wholesalers, distributors and retailers, in the aggregate, in quantities that would directly result in an increase (other than in the Ordinary Course) as of the Closing in the level of stock of finished case goods generally held by such wholesalers, distributors and retailers in the aggregate as of the date hereof or during the comparable period during the preceding twelve months except for such increases in quantities which arise in connection with the obligation of Sellers to give notice to its distributors and brokers pursuant to Section 5.11. Without limiting the generality of the foregoing, without Purchaser's prior written consent, Sellers shall not hire any new employees for the Businesses (other than in the Ordinary Course) after the date hereof except that Sellers may replace any Employee whose employment terminates prior to the Closing on terms and conditions (including wages and all benefits) that are no more favorable than those applicable to the terminated Employee.

                  Section 5.3  Fulfillment of Conditions.

                  (a) Sellers and Purchaser will cooperate and use their respective reasonable best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the Transaction. Sellers and Purchaser shall make or cause to be made any filings required by Sellers or Purchaser, as the case may be, or any of their respective Subsidiaries or Affiliates under U.S. Antitrust Laws, Canadian Antitrust Laws and the Investment Canada Act (Canada), with respect to the Transaction as promptly as practicable and, in any event, within ten Business Days after the date of this Agreement. Sellers and Purchaser shall also comply as soon as

NY12528: 107491.4
practicable with any request under U.S. Antitrust Laws, Canadian Antitrust Laws or the Investment Canada Act (Canada) for additional information, documents, or other materials received by Sellers or Purchaser, as the case may be, or any of their respective Subsidiaries from the Federal Trade Commission, the Department of Justice, the Canadian Competition Bureau or any other Government Authority. Purchaser and Sellers shall use reasonable best efforts to furnish all information required to secure approval or clearance required by Law to be obtained from the Federal Trade Commission, Department of Justice, the Canadian Competition Bureau or any other Government Authority. Purchaser shall promptly inform Sellers, and Sellers shall promptly inform Purchaser, of any communication with and any proposed understanding, undertaking or agreement with any Government Authority regarding the Transaction. Neither Purchaser nor Sellers shall independently participate in any formal meeting, investigation, or other inquiry with any Government Authority without giving Sellers or Purchaser, as the case may be, notice of such meeting, investigation or inquiry and, to the extent permitted by such Government Authority, the opportunity to attend and/or participate. Purchaser and Sellers will consult and cooperate with each other in connection with any analysis, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted on behalf of any party hereto in connection with proceedings under U.S. Antitrust Laws, Canadian Antitrust Laws, the Investment Canada Act (Canada) or any other Law that is required for the consummation of the Transaction. Purchaser shall use reasonable best efforts to resolve objections, if any, as may be asserted by any Government Authority with respect to the Transaction under U.S. Antitrust Laws,

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



Canadian Antitrust Laws, the Investment Canada Act (Canada) or any other Law that is required for the consummation of the Transaction. Without limiting the generality of the foregoing, if it is necessary in order to terminate the waiting period under U.S. Antitrust Laws, or to remove a legal impediment arising under Canadian Antitrust Laws or the Investment Canada Act (Canada), in order to permit the Closing in each case without challenge by any Government Authority or to otherwise permit the Closing to take place, Purchaser agrees to divest any assets held by Purchaser, to hold such assets separate pending such divestiture, and/or enter into a consent decree requiring it to divest such assets, and to take such further action in connection therewith as may be necessary to enable the Closing to take place on or prior to July 1, 1999; provided, however, that Purchaser shall not be required to divest assets having a fair market value in excess of $7,500,000.

                  Purchaser and Sellers shall each pay one-half of any costs and expenses of retaining an economist or other third party in connection therewith if the parties agree to hire such economist.

                  (b) Purchaser shall use its reasonable best efforts (both before and after the Closing Date) but without incurring any additional liability or expense (i) to cause Sellers or any Subsidiary of Sellers, as the case may be, to be fully and unconditionally released and discharged from any and all Assumed Liabilities and (ii) to cause Purchaser to be substituted in the place of Sellers or any of the Subsidiaries of Sellers, as the case may be, for all purposes under the Contracts.

NY12528: 107491.4

                  (c) Sellers shall use their reasonable best efforts (but without incurring any additional expense) to obtain on or before the Closing from Dames & Moore assurances that Purchaser may rely on the environmental reports listed on Schedule 5.3(c) to the same extent as Sellers.

                  Section 5.4  Transfer Tax.

                  (a) Transfer Taxes. All national, federal, state, provincial or local transfer taxes in any country, including excise, sales, use, value added, real property transfer, stamp, documentary, filing, recordation, notarial and other similar taxes and fees that may be imposed or assessed solely as a result of the Transaction, together with any interest, additions or penalties with respect to such transfer taxes to and any interest in respect of such additions or penalties (the "Transfer Taxes") shall be paid by Purchaser directly to the relevant Governmental Authority.

                  (b) Canadian GST/QST. UDV Canada, United Distillers Canada and Purchaser will, on or before the Closing, jointly execute elections, in prescribed form and containing the prescribed information, to have subsection 167(1.1) of the Excise Tax Act (Canada) and section 75 of An Act Respecting the Quebec Sales Tax, apply to the Transaction. Purchaser will file such elections with the appropriate tax authorities within the time prescribed.

                  (c) Canadian Income Tax. UDV Canada, United Distillers Canada and Purchaser agree that Sellers are transferring assets with a fair market value equal to the principal amount of Sellers' obligations in respect of undertakings which arise from the operations of the Businesses and to which paragraph 12(1)(a) of the Income Tax Act

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



(Canada) applies and, in respect of such transfer by Sellers to Purchaser, at Sellers' option, Purchaser will jointly elect with UDV Canada and/or United Distillers Canada, as applicable, under subsection 20(24) of the Income Tax Act (Canada), and any similar provision of any provincial legislation, to have the rules in subsection 20(24) apply.

                  Section 5.5 Post-Closing Obligations of Purchaser to Certain Employees.

                  (a) Effective as of the Closing Date, Sellers shall assign and Purchaser shall assume all of Sellers' and Subsidiaries of Sellers' rights and obligations under the collective bargaining agreements set forth on Schedule 5.5(a) (the "CBAs"), and Purchaser shall employ pursuant to the terms thereof all Applicable Employees covered under the CBAs (the "Applicable Union Employees"). Purchaser acknowledges and agrees that Purchaser shall be treated as a successor employer pursuant to applicable labor legislation with respect to Applicable Union Employees. Effective as of the Closing Date, Purchaser shall offer employment to each Applicable Salaried Employee effective on the Closing Date at positions of comparable rank to those held by, and at wages and salaries substantially similar to the wages and salaries being paid by Sellers to such Applicable Salaried Employees immediately prior to the Closing Date, and with welfare benefit plans substantially similar to those offered to Purchaser's other salaried (non-union) employees as of the Closing Date. Purchaser's offers of employment shall be made prior to the Closing Date, and shall require any Applicable Salaried Employee to whom the offer is made to accept or reject the offer by no later than two weeks following the date of such offer of employment (or the period of time required by local law). For purposes of this Agreement, "Applicable Employees" means all of the following:

NY12528: 107491.4

                  (i) All persons who are active Employees on the Closing Date. Employees on temporary leave for purposes of jury or national service/military duty shall be deemed to be active Employees;

                  (ii) Employees who on the Closing Date are on nonmedical leave of absence; provided, however, that no such Employee shall be guaranteed reinstatement to active service if his return to employment is contrary to the terms of his leave, unless otherwise required by applicable Law. For the purposes of the foregoing, nonmedical leave of absence shall include maternity or paternity leave, parental leave, educational leave, military leave, or personal leave, unless any of such is determined to be a medical leave; and

                  (iii) All Employees on medical leave or disability; provided, that offers of employment to Applicable Employees described in this clause (iii) shall commence upon the expiration of such medical leave or disability.

                  Those Applicable Employees who are employed by Purchaser effective as of the Closing Date (or, if applicable, upon expiration of leave) shall be referred to herein as the "Transferred Employees". Transferred Employees who are Applicable Union Employees are referred to herein as "Transferred Union Employees" and Transferred Employees who are Applicable Salaried Employees are referred to herein as "Transferred Salaried Employees". Prior to the Closing, Sellers shall provide Purchaser with a schedule of Employees on leave, or expected to remain on leave, as of the Closing Date. Sellers agree that they shall notify and consult with the works councils or similar employee representatives as required by applicable Law with respect to the transfers

NY12528: 107491.4
contemplated by this Agreement and, to the extent requested by Sellers, Purchaser shall cooperate with Sellers or any Affiliate of Sellers in their discussions with the works councils or such representatives. Purchaser shall be responsible for payment of any and all severance payments in accordance with the provisions of Schedule 5.5(c) in the event Purchaser fails to make offers of employment in accordance with this Section 5.5(a) or Applicable Salaried Employees refuse to accept such offers of employment.

                  (b) Subject to Section 5.5(c), (i) Purchaser agrees to, and agrees to cause its Subsidiaries to, provide the Transferred Salaried Employees beginning as of the Closing Date with employee benefit arrangements (including, without limitation, medical, dental, life insurance coverage, disability coverage, savings programs and vacation benefits ("Purchaser Benefit Plans")) that are substantially similar to the employee benefit arrangements generally provided by Purchaser to its other salaried (non-union) employees and (ii) Transferred Salaried Employees (and their covered dependents) shall be given credit under such Purchaser Benefit Plans for service with Sellers and any Subsidiary of Sellers for purposes of enrollment eligibility, vesting and waiting periods otherwise applicable under such Purchaser Benefit Plans and with respect to health plans, any eligibility periods and preexisting condition limitations shall be waived and any deductible and co-payment paid or incurred by Transferred Salaried Employees during the portion of the calendar year preceding the Closing Date shall be honored as though such amounts had been paid in accordance with the Purchaser Benefit Plans. Purchaser shall indemnify, defend and hold harmless Sellers Indemnified Parties from and against

NY12528: 107491.4
any Losses imposed on the Sellers Indemnified Parties resulting from the violation of local Laws by Purchaser on or following the Closing Date.

                  (c) Subject to the provisions of Section 5.5(a), with respect to Transferred Salaried Employees, Purchaser agrees that in the event of the termination of employment of any Transferred Salaried Employee by Purchaser, other than for good cause, within the six months after the Closing Date, Purchaser will pay severance benefits determined in accordance with Schedule 5.5(c). Notwithstanding any provision in this Agreement to the contrary, Purchaser shall be wholly responsible for the cost of all termination, separation and severance liabilities arising by operation of Law that result from the actual or deemed termination of employment of any Employees resulting from or in connection with the consummation of the Transaction.

                   (d) Effective on the Closing Date, Sellers shall assign and Purchaser shall assume, as of the Closing Date, the Benefit Plans for the Applicable Union Employees set forth on Schedule 5.5(d) (the "Assigned Plans") and Purchaser shall, as of the Closing Date, assume Sellers' rights and obligations under the Assigned Plans and under all related funding agreements. Sellers shall take, or cause their Subsidiaries to take, all actions required to be taken under and shall comply with all terms and conditions of the Assigned Plans prior to the Closing Date. Each of Sellers and Purchaser shall do all things and execute all documents necessary to give effect to the transfer of sponsorship of the Assigned Plans, including obtaining any necessary third party consents and making all necessary filings with any applicable Government Authority. Sellers shall provide Purchaser such information in respect of members (including both active and inactive

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



members) of the Assigned Plans as is reasonably required by Purchaser or its agents to properly administer the Assigned Plans, and is in the possession or control of Sellers or their Affiliates or agents.

                  (e) Effective as of the Closing Date, all Transferred Employees (and their dependents) who immediately prior to the Closing Date are participating in employee welfare benefit plans of Sellers and Subsidiaries of Sellers (other than the Assigned Plans), including, without limitation, plans, programs, policies and arrangements that provide medical and dental coverage, life and accident insurance, disability coverage, and vacation (collectively, "Welfare Plans"), shall cease to be covered by such Welfare Plans, except to the extent provided otherwise in Section 5.5(f) or by the terms of the applicable Welfare Plan or as otherwise required by applicable Law.

                  (f) Purchaser agrees that it shall indemnify, defend and hold harmless the Sellers Indemnified Parties from and against any Losses imposed on the Sellers Indemnified Parties directly or indirectly relating to or arising out of the employment, termination of employment, or the wrongful discharge, including constructive discharge, by Purchaser or any of its Affiliates of any Transferred Employee or the violation of any Law or agreement (including employee contracts) with respect to any Applicable Employee, on or following the Closing Date. Sellers agree to indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any Losses imposed on the Buyer Indemnified Parties directly or indirectly relating to or arising out of the employment, by any Seller or any Affiliate of Sellers of any employee or the violation of

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



any Law or agreement (including employee contracts) or any termination of any collective bargaining agreement with respect to any employee, prior to the Closing Date.

                  Section 5.6 Non-Solicitation. Purchaser agrees that, other than with respect to the Employees, for a period commencing on the date hereof and expiring on the second anniversary of the Closing Date, it will not directly or indirectly (i) induce, encourage or solicit any employee of Sellers or any of their Affiliates with whom Purchaser has had contact in connection with this Transaction or any other agreements contemplated hereby to leave such employment or to accept any other position or employment with Purchaser or (ii) assist any Affiliate of Purchaser in hiring such employee. Sellers agree that, for a period commencing on the date hereof and expiring on the second anniversary of the Closing Date, Sellers will not, directly or indirectly (i) induce, encourage or solicit any employee of Purchaser or any of its Affiliates with whom Sellers have had contact as a result of the Transaction or any other agreements contemplated hereby to leave such employment or to accept any other position or employment with Sellers or Subsidiaries of Sellers or (ii) assist any Affiliates of Sellers in hiring such employee.

                  Section 5.7 Further Assurances. Except as otherwise provided in Section 2.11, from time to time after the Closing Date, each of the parties hereto shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by another party hereto and necessary for such other party to satisfy its obligations hereunder or to obtain the benefits of the Transaction at no additional cost to such other party. Sellers or the relevant Subsidiary of Sellers will provide Purchaser with

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



access to, or provide Purchaser with copies of, on a redacted basis, all material documents in the possession of Sellers or the relevant Subsidiary of Sellers which relate to the Real Property and which are not otherwise included in Books and Records.

                  Section 5.8  Corporate Names

                  (a) Except as set forth in this Section 5.8, following the Closing, Purchaser shall not have or acquire any right, title or interest in any Intellectual Property of Sellers, their Affiliates or the JVs by virtue of this Agreement or any of the transactions or agreements contemplated hereby other than the Transferred Intellectual Property.

                  (b) Subject to obtaining the rights described in Section 5.8(c), Purchaser may use in connection with its operation of the Businesses following the Closing any pre-printed labels, shipping cartons, advertising or promotional materials contained in the Inventory transferred to Purchaser as Transferred Assets that include any corporate or trade name of Sellers, their Affiliates or the JVs (provided, however, that Purchaser will use or sell such Inventory prior to using or selling any other inventory related to the Brands, as applicable). After the Closing, Purchaser shall take appropriate actions to ensure third parties are informed of the purchase of the Transferred Assets by Purchaser. Any permitted use of the corporate or trade name of Sellers, their Affiliates or the JVs pursuant to this Section 5.8 shall inure to the benefit of Sellers, their Affiliates or the JVs, as applicable.

                  (c) Following the Closing Date, Sellers shall cooperate with Purchaser, at Purchaser's sole expense, in connection with Purchaser's reasonable efforts to obtain

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



"use-up" rights from national, federal and state alcoholic beverages authorities with respect to preprinted bottling labels, shipping cartons and advertising and promotional materials included in the Transferred Assets including, if so requested by Purchaser, a written letter of authorization or confirmation to national, federal and state alcoholic beverage authorities that Purchaser is authorized by Sellers or the Subsidiaries of Sellers to use such labels.

                  (d) Purchaser shall, in connection with the rights granted in
Section 5.8 by Sellers, use such materials that include the corporate name or trade name of Sellers, their Affiliates or the JVs solely in a manner consistent with Sellers' past practices.

                  (e) Purchaser will permit any Seller or its designee access to Purchaser's facilities during regular business hours and upon reasonable advance notice subject to reasonable rules and regulations of Purchasers and any applicable Laws, to confirm compliance with this Section 5.8.

                  (f) Sellers shall, or shall cause their appropriate Subsidiary or Affiliate to, (i) promptly following the Closing, with respect to the entities listed on Schedule 5.8(f), and (ii) as promptly as practicable, but no later than 30 days, following receipt of written notice from Purchaser informing Sellers that the entity name of a Subsidiary or Affiliate of Sellers includes one of the Brands, take the action necessary to change the entity name of such Subsidiary or Affiliate of Sellers so that it does not include any of the trademarks of any of the Brands.

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



                  Section 5.9 Assistance in Collecting Certain Amounts. From and after the Closing Date, Purchaser shall assist, cooperate with and consult with Sellers or any Subsidiary of Sellers in connection with the collection of Accounts Receivable relating to products or goods shipped or sold by or on behalf of Sellers or any Subsidiary of Sellers on or before the Closing Date, and Purchaser shall remit promptly, but within three days of receipt, to Sellers or the relevant Subsidiary of Sellers any payments or other sums received by Purchaser that relate to any sales, shipments or other matters occurring on or before the Closing Date or that otherwise are properly for the account of Sellers or any Subsidiary of Sellers. If, after the Closing Date, Sellers or any Subsidiary of Sellers shall wish to make a claim or otherwise take action with respect to an Excluded Asset or an Excluded Liability, Purchaser, at Sellers' sole cost and expense, shall assist, cooperate and consult with Sellers or such Subsidiary of Sellers with respect to such action and shall remit promptly to Sellers or such Subsidiary of Sellers any payments or other sums received by Purchaser that relate thereto. Sellers and the Subsidiaries of Sellers shall remit promptly to Purchaser any payments or other sums received by Sellers or any Subsidiaries of Sellers after the Closing Date that relate to any sales or shipments made by Purchaser after the Closing Date.

                  Section 5.10 Differentiation Between Products of Sellers and Purchaser. After the Closing, Purchaser will continue date coding products in the manner heretofore utilized by Sellers and the Subsidiaries of Sellers, or another reasonably appropriate manner, to ensure that products and goods of the Businesses finished and sold by

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



Purchaser can be distinguished from products and goods of the Businesses finished and sold by Sellers or any of the Subsidiaries of Sellers.

                  Section 5.11  Brokers, Distributors and Wholesalers.

                  (a) Prior to Closing, Sellers shall give notice in the form attached hereto as Schedule 5.11(a)(i) to its distributors and brokers set forth on Schedule 5.11(a)(ii) advising them that they will no longer be distributing the Brands for Sellers effective as of the Closing (or, for contracts which require more than 30 days notice for such termination, as soon as allowable thereafter) to the extent such notice is necessary pursuant to the terms thereof or applicable law.

                  (b) At the time of the notice given by Sellers pursuant to
Section 5.11(a) or promptly thereafter, Purchaser shall give notice to each distributor and broker of Seller listed on Schedule 5.11(f) indicating its intent to enter into agreements with such distributors or brokers listed on
Schedule 5.11(f) pursuant to a contract satisfactory to Purchaser. After the Closing, Purchaser shall use its reasonable best efforts to obtain in any agreement that it may execute with previous distributors or brokers of the Brands for Sellers listed on Schedule 5.11(a)(ii) a full and unconditional release of Sellers for any liability or obligation with respect to the consummation of the Transaction or the issuing of any notice pursuant to Section 5.11(a).

                  (c) Sellers shall permit Purchaser to distribute the Brands through Sellers' existing foreign distributors for the Brands for a period of up to six months after the Closing.

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



                  (d) Purchaser hereby agrees to indemnify Sellers, their Affiliates and the JVs for any liabilities arising by operation of Law (including any Franchise Law) incurred by any such Person, resulting from or arising out of the delivery of the notice to any broker or distributor pursuant to Section 5.11(a) or any action or inaction on or after the Closing by Purchaser or any of its Affiliates. Such indemnification shall not include any liability arising out of any express (oral or written) contract between Sellers or a Subsidiary of Sellers and such broker or distributor.

                  (e) Except as set forth herein, as of the Closing, Sellers, the Affiliates of Sellers and the JVs will cease to market or distribute under the Brands any Canadian whisky and/or any other beverage alcohol. Purchaser shall not have any obligations with respect to liabilities incurred by Sellers, the Affiliates of Sellers or the JVs resulting from or arising out of Purchaser's failure or cessation following the Closing to provide or sell Canadian whisky and/or any other beverage alcohol marketed and distributed under the Brands to or through Sellers, an Affiliate of Sellers or a JV; it being understood that, in no event shall this clause (e) limit any indemnification obligation arising under clause (d) of this Section 5.11 due to the fact that Sellers, an Affiliate of Sellers or a JV immediately prior to the Closing provides or sells Canadian whisky and/or any other beverage alcohol marketed and distributed under the Brands to or through a distributor, broker or wholesaler.

                  (f) Purchaser hereby agrees for a period of one year commencing on the Closing Date (i) to continue to distribute and sell all of the Brands to and through the distributors listed on Schedule 5.11(f), except for
(i) such distributors that are JVs, and

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



(ii) distributors (including any JVs) that Purchaser has good cause to terminate for performance related matters. Purchaser will not during such one-year period add any new distributors, with respect to the Brands in those territories covered by the distributors listed on Schedule 5.11(f), except to the extent such distributors are terminated as permitted herein. Nothing herein shall constitute any obligation on the part of Purchaser to assume or be liable for any agreement between Sellers or any of their Affiliates and any of their distributors.

                  Section 5.12 Promotional Programs, Coupon Redemptions. (a) Following the Closing, Purchaser shall (i) discharge or perform all of the obligations under Promotional Programs listed on Schedule 3.14 put into effect by Sellers or any Subsidiary of Sellers or any JV prior to Closing which obligations relate to marketing or sales activities following the Closing. For a period of ninety days following the Closing, Sellers and the Subsidiaries of Sellers shall discharge all unexpired coupon redemption obligations, rebates and consumer offers related to coupons, rebates and consumer offers for the Businesses distributed by any of them prior to the Closing, regardless of the dates on which the coupon redemption periods, rebates and consumer offers expire. Thereafter, Purchaser shall discharge all unexpired coupon redemption obligations, rebates and consumer offers regardless of the dates on which the coupon redemption periods, rebates and consumer offers expire.

                  (b) Sellers shall be responsible for any returns of finished case goods of the Brands sold by Sellers, any Affiliate of Sellers or any JV which are made by distributors of Sellers, any Affiliate of Sellers or any JV for such Brands made pursuant to

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



Sellers', Affiliates of Sellers' or any JV's stated return policy for up to sixty days after the Closing Date and Purchaser represents that it will not contractually or otherwise require any such distributor to effectuate such return. Sellers may dispose of such goods in the manner consistent with its past practices.

                  Section 5.13 Compliance with Plant Closing Laws. With respect to the Employees, Purchaser will timely give all notices required to be given under, or will otherwise comply with Canadian statutes or regulations relating to any plant closing or mass layoff occurring on or after the Closing
Date or as
otherwise required by such statute. For this purpose, Purchaser shall be deemed to have caused a mass layoff if the mass layoff would not have occurred but for Purchaser's failure to employ the Employees in accordance with the terms of
Section 5.5 of this Agreement. Purchaser shall be responsible for any and all liabilities costs or expenses with respect to the Employees directly or indirectly relating to or arising out of any plant closing, mass layoff or similar event occurring on or after the Closing Date which is caused by Purchaser.

                  Section 5.14  Supply and Other Agreements.

                  (a) At the Closing, Sellers and Purchaser shall execute and deliver a supply agreement (the "Canadian Whisky Supply Agreement") pursuant to which Purchaser shall supply, or cause to be supplied, to Sellers or a Subsidiary of Sellers on the terms set forth in Schedule 5.14(a) Sellers' or such Subsidiary of Sellers' (at Sellers' election) requirements from the Plants for aged and new Canadian whisky distributed under a trademark or trade name (other than the Brands) including "Gibson."

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



                  (b) At the Closing, Sellers and Purchaser shall execute and deliver a supply and bottling agreement (the "Lethbridge and Valleyfield Copack Agreement") pursuant to which Purchaser shall produce, bottle, warehouse and ship, or cause to be produced, bottled, warehoused and shipped, for Sellers or a Subsidiary of Sellers on the terms set forth in Schedule 5.14(b) certain beverage alcohol products not included in the Businesses which are currently being produced and warehoused at the Lethbridge Distillery and the Valleyfield Distillery.

                  (c) At the Closing, Sellers and Purchaser shall execute and deliver bottling and warehouse agreements (the "Interim Copack Agreements") pursuant to which Sellers or a Subsidiary of Sellers shall bottle, warehouse and ship, or cause to be bottled, warehoused and shipped, for Purchaser on the terms set forth in Schedule 5.14(c) certain beverage alcohol products included in the Businesses at Sellers' or a Subsidiary of Sellers' bottling and warehousing facilities located in Toronto, Canada, Allenpark, Michigan and Menlo Park, California.

                  (d) At the Closing, Sellers and Purchaser shall execute and deliver a supply agreement (the "Grain Neutral Spirits Supply Agreement") pursuant to which Purchaser shall supply, or cause to be supplied, to Sellers or a Subsidiary of Sellers on the terms set forth in Schedule 5.14(d) grain neutral spirits from the Lethbridge Distillery and Valleyfield Distillery.

                  Section 5.15  Intellectual Property; Molds.

                  (a) Purchaser hereby acknowledges and agrees that nothing in this Agreement grants or shall be deemed to grant to Purchaser any right, title or interest in

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



the trademark "BV" or any Intellectual Property which is related thereto and owned by Sellers, its Affiliates or a JV. At the Closing, Sellers and/or Subsidiaries of Sellers and Purchaser shall execute and deliver a trademark license agreement, in substantially the form attached hereto as Schedule 5.15(a), pursuant to which Sellers and/or Subsidiaries of Sellers shall grant Purchaser a license to use the trademark and trade name "BV" on the terms set forth therein.

                  (b) Following the Closing Date, Purchaser may use the molds used or owned by Sellers or a Subsidiary of Sellers as of the Closing Date to manufacture the bottles that hold beverage alcohol distributed under the Brands and brands of Sellers or Subsidiaries of Sellers other than the Brands, as listed on Schedule 5.15(b), solely in connection with Purchaser's production of the beverage alcohol listed opposite such shared mold on Schedule 5.15(b) at the glass manufacturing facility listed on Schedule 5.15(b) for such molds.

                  Section 5.16 Transitional Services. (a) At the Closing, Sellers and the relevant Subsidiaries of Sellers and Purchaser shall execute and deliver transitional services agreements (the "Transitional Services Agreements") pursuant to which for periods of up to 12 months following the Closing Date (i) Sellers and the relevant Subsidiaries of Sellers shall provide to Purchaser certain transitional services, including, without limitation, computer and software services, and (ii) Purchaser shall provide to Sellers and the relevant Subsidiaries of Sellers, certain transitional services, in each case, on the terms to be set forth in the Transitional Services Agreements. In addition, Sellers agree that if requested by Purchaser, Sellers will and will cause the Subsidiaries of

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



Sellers, pursuant to the terms of the Transitional Services Agreements, to handle on behalf of Purchaser billings and collections from wholesalers and control states for a period not to exceed 180 days after Closing.

                  (b) Sellers will, and will cause Subsidiaries of Sellers to, cooperate with Purchaser in its reasonable requests for information and assistance with respect to the transfer or issuance of all liquor production, distribution and marketing licenses and other authorizations from applicable Government Authorities with respect to the Businesses. Following the Closing and if so requested by Purchaser, Sellers and Subsidiaries of Sellers shall, to the extent permitted by Law, maintain in effect, at Purchaser's expense, all licenses, permits, authorizations, and approvals relating to the Businesses which Purchaser has been unable to obtain using reasonable efforts and shall permit Purchaser, for such reasonable period, not to exceed one year, as Purchaser lacks such licenses, permits, authorizations and approvals, to act as the agent of Sellers and Subsidiaries of Sellers and to exercise Sellers' and Subsidiaries of Sellers' rights and privileges thereunder. Purchaser shall indemnify, defend and hold harmless Sellers Indemnified Parties from, against and in respect of all Losses sustained, incurred, suffered by or asserted against any of Sellers Indemnified Parties relating to or arising out of Purchaser's actions as agent pursuant hereto. The provisions of Section 7.4 shall apply in all respects to Purchaser's indemnification obligation pursuant to this Section 5.16(b).

                  Section 5.17 Unamortized Molds. Purchaser hereby agrees to indemnify Sellers and their Affiliates for any liability to pay the Buyout Value (as described on Schedule 5.17) reflecting the unamortized value set forth on
Schedule 5.17 of the Molds

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



listed on Schedule 5.17 resulting from or arising out of Purchaser's failure or cessation following the Closing to continue to use the glass manufacturers listed on Schedule 5.17 to manufacture or produce bottles using Molds set forth on Schedule 5.17 opposite such glass manufacturer's name.

                  Section 5.18 Certain Financial Information. Sellers shall provide, or cause to be provided to, Purchaser and assist in the preparation by Purchaser of, audited and unaudited financial and other information required for the preparation of selected and summary financial data and pro forma financial information regarding the Businesses for all periods required by applicable provisions of Regulations S-X and S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and shall provide such management representation letters and shall cause its outside public accountants to deliver such consents and comfort as are customary under applicable accounting standards, as promptly as reasonably practicable but in no event later than forty-five days following the Closing. Purchaser shall be responsible for the costs and expenses incurred in connection with such preparation, review and audit up to a maximum of $100,000 and Sellers and Purchaser shall each pay 50% of any such costs and expenses in excess of $100,000. Sellers agree that Purchaser may use, and Sellers shall deliver such consents and shall authorize their outside public accountants to deliver such consents, as may reasonably be requested by Purchaser to the use of the financial and other information provided pursuant to this Section 5.18, which is set forth in the Confidential Information Memorandum dated December 1998 regarding the Businesses or any other financial

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



information provided by Sellers to Purchaser specifically for the following purposes, in any registration statement, prospectus, offering memorandum, Form 8-K or other public filing or document at any time on and after the date of this Agreement.

                  Section 5.19 Pre-Closing Environmental Liabilities. (a) Between the date of this Agreement and Closing, Purchaser shall be granted access to the Plants for the purposes of conducting an environmental assessment at its sole cost and expense, which may include subsurface soil and groundwater sampling by environmental consultants reasonably acceptable to Sellers and pursuant to a scope of work determined by Purchaser and approved by Sellers, which approval shall not be unreasonably withheld (the "Environmental Assessment"). In conducting the Environmental Assessment Purchaser and its agents and representatives shall comply with all applicable Laws, maintain customary and appropriate insurance coverage and provide Sellers with copies of all draft and final reports and data developed in connection with the Environmental Assessment. Purchaser's access hereunder shall be at its sole cost, expense, and risk and Purchaser expressly assumes all responsibility for, and indemnifies Sellers against, any liabilities, damages, claims and expenses arising out of the conduct of any environmental site inspections by Purchaser and its agents, consultants or representatives other than those that constitute Pre-Closing Environmental Conditions.

                  (b) Sellers assume responsibility for the remediation of all Pre-Closing Environmental Conditions in excess of $10,000 and shall have the right to assume the management of any Remedial Work. Sellers shall commence and complete such Remedial Work in compliance with applicable Environmental Laws as promptly as is

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



practicable following the Closing. Such Remedial Work remediation may utilize the most cost effective method permitted under Environmental Laws and may include the use of risk assessment, institutional controls, deed notice and use restrictions. Remedial Work for purposes of this Section 5.19 is limited to the direct costs to correct any such violation of any Environmental Law, the costs and expenses of any remediation that is required as a result of any negligent act or omission of Sellers or any of their agents or representatives during such remediation, the costs and expenses of any such remediation required by any applicable Environmental Law and any fines or penalties which may be assessed under any applicable Environmental Law in connection with such remediation or other correction and any third-party claim to the extent related to the remediation. Pre-Closing Environmental Conditions shall not include any investigation costs associated with the Environmental Assessment, any remediation costs which are not expressly required under any applicable Environmental Law and expressly exclude Purchaser's internal costs, any legal fees or disbursements, any costs arising out of Purchaser's own negligence or willful actions, any consequential damages, any loss of value of any property and any damages arising out of Purchaser's actions or omissions to the extent resulting in damages that would not otherwise be incurred

                  (c) Sellers' right to conduct and manage any such environmental investigation (other than the pre-Closing Environmental Assessment conducted by Purchaser) or remediation is subject to the duty of Sellers to consult in good faith with Purchaser and to provide copies of all relevant documentation generated in connection with conducting and managing any environmental investigation or Remedial Work.

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



Purchaser shall have the right to review in advance and comment on any investigation and Remedial Work plans, remedial selection, scope of work or other material document, provided that such review shall not unreasonably delay the remedial work, and Sellers shall incorporate any reasonable comments that do not materially increase the costs of the Remedial Work. Any Remedial Work undertaken by Sellers hereunder shall be conducted in a manner to minimize interference with the operation of the Transferred Assets. In conducting and managing such environmental investigation and/or remediation, Sellers and their agents and representatives shall comply with all applicable Laws, maintain customary and appropriate insurance coverage and provide Purchaser with copies of all draft and final reports and data developed in connection therewith.

                  (d) Sellers' agents and representatives shall upon prior notice be granted access to the Plants to remediate any Pre-Closing Environmental Condition, during regular business hours or at such other time as is mutually agreed upon by the parties, upon reasonable advance notice, subject to reasonable rules and regulations of Purchaser and any applicable Laws. Purchaser shall cooperate fully with Sellers and shall provide Sellers with copies of all reports, studies, maps, site plans and other information in its possession relating to site conditions or the Remedial Work conducted pursuant to this Section 5.19.

                  (e) Upon completion of the Remedial Work in compliance with this Section 5.19, and any claims related to the conduct of Remedial Work, Sellers shall have no further responsibility with respect to such matter including without limitation, any change in any Environmental Law, changes in plant configuration, new information with

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



respect to a condition other than a Pre-Closing Environmental Condition or any third party claim or suit. The Purchaser's sole remedy with respect to any liability arising under any Environmental Law or relating to any Hazardous Substance shall be as set forth in this Agreement and Purchaser waives any other remedy arising under any Environmental Law.

                  (f) Any Pre-Closing Environmental Conditions identified by the Environmental Assessment shall be deemed to modify the representations and warranties made by Sellers in Section 3.18 by deeming them included in Schedule
3.18 as of the date of this Agreement for purposes of Section 6.2(a) and Article VII hereof.

                  Section 5.20 Purchaser Consent. Purchaser agrees that it shall consent, promptly following the request therefor, to the assignment to a third party of the Owensboro Bottling Agreement, dated as of September 1, 1995, between United Distillers Glenmore, Inc. and Barton Brands Ltd., as amended, in connection with the sale by Sellers of that portion of Sellers' business related to such agreement.

                  Section 5.21 Bulk Sales Laws. Purchaser and Sellers each hereby waive compliance by Sellers with the provisions of "bulk sales" or similar applicable laws, including Section 6 of the Retail Sales Tax Act (Ontario), as such related to the transfer of the Transferred Assets. Sellers agree to indemnify and hold Purchaser harmless against any and all Losses incurred by Purchaser or any of its Affiliates as the transferee of the Transferred Assets as a result of any failure to comply with such "bulk sales" laws or similar applicable laws, including Section 6 of the Retail Sales Tax Act (Ontario), with respect to such Transferred Assets.

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



                  Section 5.22 Canadian Tax Regulation. Purchaser will as soon as practicable after the date hereof register under Part IX of the Excise Tax Act (Canada) and under An Act Respecting the Quebec Sales Tax.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  Section 6.1 Conditions to the Obligations of Purchaser and Sellers. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

                  (a) U.S. Antitrust Laws; Competition Act; Investment Canada Act (Canada). The waiting period under the HSR Act shall have expired or been terminated. The Competition Act Approval shall have been obtained. Purchaser shall have received confirmation that the Minister under the Investment Canada Act (Canada) is satisfied or is deemed to have been satisfied that the Transaction is likely to be of net benefit to Canada.

                  (b) No Injunctions. No Government Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits the consummation of the Transaction.

                  Section 6.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

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



                  (a) Representations and Warranties. The representations and warranties of Sellers contained herein shall have been true and correct in all material respects when made and as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date) and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of each Seller.

                  (b) Covenants. The covenants and agreements of Sellers to be performed on or prior to the Closing shall have been duly performed in all material respects, and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of each Seller.

                  (c) Material Adverse Effect. There shall not have occurred since the date of this Agreement any Material Adverse Effect; provided, however, that no Pre-Closing Environmental Conditions identified by or in connection with the Environmental Assessment will be a Material Adverse Effect.

                  Section 6.3 Conditions to the Obligations of Sellers. The obligation of Sellers to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except representations and warranties that are made

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



as of a specific date need be true and correct in all material respects only as of such date) and Sellers shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Purchaser.

                  (b) Covenants. The covenants and agreements of Purchaser to be performed on or prior to the Closing shall have been duly performed in all material respects and Sellers shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Purchaser.

                                   ARTICLE VII

                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

                  Section 7.1 Survival. The representations and warranties of Sellers and Purchaser set forth herein shall survive the Closing for the period set forth in this Section 7.1. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date; provided, however, that in the event notice of any claim for indemnification under Section 7.2 or Section 7.3 hereof shall have been given (within the meaning of Section 9.1) within the survival period and such notice describes with specificity the circumstances with respect to which such indemnification claim relates, out of which such indemnification claim arises, or from which such indemnification claim results and a good faith calculation of the damages incurred as a result thereof, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

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



                  Section 7.2 Indemnification by Purchaser. (a) Purchaser hereby agrees that it shall indemnify, defend and hold harmless Sellers, their Affiliates, the JVs and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their respective heirs, successors and assigns (the "Sellers Indemnified Parties") from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and reasonable costs and expenses (including reasonable attorneys' fees) (collectively, the "Losses") imposed on, sustained, incurred or suffered by or asserted against any of the Sellers Indemnified Parties, directly or indirectly relating to, arising out of or resulting from, (i) any breach of any representation or warranty made by Purchaser contained in this Agreement for the period such representation or warranty survives, (ii) any of the Assumed Liabilities, (iii) the breach of any covenant or agreement of Purchaser contained in this Agreement (including under Section 5.11), (iv) any failure of Purchaser to pay, perform, satisfy or discharge any debt, obligation or liability that relates to claims or matters based upon action or inaction of Purchaser with respect to events or matters arising after the Closing or with respect to the conduct of the Businesses by Purchaser or Purchaser's ownership or operation of the Transferred Assets from and after the Closing, subject to Section 5.19 and (v) any and all Transfer Taxes for which Purchaser is responsible in accordance with Section 5.4.

                  (b) Purchaser shall indemnify and save harmless the Sellers Indemnified Parties from and against any liability whatsoever, including liability for taxes, interest and penalties, the Sellers Indemnified Parties may sustain for failure to

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



collect or remit tax under Part IX of the Excise Tax Act (Canada) or under An Act Respecting the Quebec Sales Tax in respect to the Transaction, except to the extent arising from the failure of Sellers and its Subsidiaries to comply with their obligations set forth in Section 5.4(b) of this Agreement.

                  Section 7.3  Indemnification by Sellers.

                  (a) Sellers hereby agree that they shall indemnify, defend and hold harmless Purchaser, its Affiliates, and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "Purchaser Indemnified Parties" collectively with the Sellers Indemnified Parties, the "Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Purchaser Indemnified Parties, directly or indirectly relating to or arising out of (i) subject to Section 7.3(b), any breach of any representation or warranty made by Sellers contained in this Agreement for the period such representation or warranty survives, (ii) any breach of any covenant or agreement of Sellers contained in this Agreement,
(iii) any of the Excluded Liabilities, and (iv) any Pre-Closing Environmental Condition. Subject to Section 7.2(b), Sellers shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against any liability for Taxes, including interest and penalties thereon, that the Purchaser Indemnified Parties may incur resulting from a failure of Sellers or Subsidiaries of Sellers to pay or withhold any Taxes or remit any withholding Taxes for the period prior to the Closing.

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



                  (b) (i) Sellers shall not be liable to the Purchaser Indemnified Parties for any Losses with respect to the matters contained in
Section 7.3(a)(i) unless the Losses therefrom exceed in the aggregate an amount equal to one percent of the Base Purchase Price, and then only for Losses in excess of that amount and up to an aggregate amount equal to the Base Purchase Price; provided, however, that no individual claim for payment of a Loss may be made under Section 7.3(a)(i) unless such claim is an amount of $10,000 or greater and, provided further, that (i) the foregoing provisions of this Section 7.3(b)(i) shall not be applicable to and, Sellers shall be liable to the Purchaser Indemnified Parties for, any and all Losses with respect to any breach of any representation or warranty set forth in Sections 3.1, 3.2, 3.9(b), 3.15(a) and 3.20 hereof. For purposes of this Section 7.3(b), any breach of and any Loss with respect to the matters contained in Section 7.3(a)(i) shall be determined without regard to any materiality or Material Adverse Effect qualification with respect to any of Sellers' representations and warranties.

                       (ii) The amount of any claim by a Purchaser Indemnified Party or Sellers Indemnified Party, as the case may be, for indemnity hereunder shall be reduced to reflect any actual tax savings received by any Purchaser Indemnified Party or Sellers Indemnified Party, as the case may be, within three years from the Closing Date that result from the liability that gave rise to such indemnity.

                       (iii) The amount of any claim by a Purchaser Indemnified Party or Sellers Indemnified Party, as the case may be, for indemnity hereunder shall be reduced to reflect any insurance proceeds recoverable by and paid to any Purchaser

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



Indemnified Party or Sellers Indemnified Party, as the case may be, relating to such claim; provided, that the foregoing reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any Loss.

                       (iv) Purchaser and Sellers shall take all reasonable actions that would be reasonably likely to mitigate its Losses.

                  Section 7.4 Indemnification Procedures. With respect to third party claims, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.4. In the event that any written claim or demand for which an indemnifying party (an "Indemnifying Party") would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have 60 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party as to
(a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that if Sellers are the Indemnifying

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



Party the amount of such costs and expenses shall be a liability of the Indemnifying Party subject to the limitations set forth in Section 7.3(b). Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. The Indemnified Party shall not settle, compromise, or offer to settle or compromise, or make an admission of liability with respect to, a claim or demand. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any subsidiary or affiliate thereof, or (ii) any monetary liability of the Indemnified Party that will not be paid or reimbursed by the Indemnifying Party. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the portion of any such claim or demand as to which the defense by the Indemnified Party is unsuccessful (and the reasonable costs and expenses pertaining to the Indemnified Party's defense, whether or not successful) shall be the liability of the Indemnifying Party hereunder, subject, in the case of Sellers being the Indemnifying Party, to the limitations set forth in Section 7.3(b). The Person handling any defense of any claim hereunder shall use its reasonable best efforts in such defense. To the extent

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



the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party.

                  If the Indemnifying Party assumes the defense with respect to any third party claim, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel reasonably acceptable to the Indemnifying Party, at the Indemnifying Party's sole expense, separate from the counsel employed by the Indemnifying Party, if such claim involves potential conflicts of interest between or substantially different defenses for the Indemnified Party and the Indemnifying Party.

                  Section 7.5 Characterization of Indemnification Payments. All payments made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to Section 5.4, 7.2 or 7.3 hereof shall be treated as adjustments to the Purchase Price for all purposes.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual agreement of Purchaser and Sellers;

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



                  (b) by either Purchaser, on the one hand, or Sellers, on the other hand, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to June 30, 1999; provided that the terminating party is not in material breach of its obligations under this Agreement; and

                  (c) by either Purchaser or Sellers if there shall be in effect any Law that prohibits the Closing or if the Closing would violate any non-appealable final order, decree or judgment of any Government Authority having competent jurisdiction.

                  Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 9.1, 9.4, 9.5, 9.7, 9.10 and 9.11 hereof (and any related definitional provisions set forth in Article
I), and except that nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement that arose prior to such termination, for which liability the provisions of Article VII shall remain in effect in accordance with the provisions and limitations of such Article.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three Business

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



Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via an international courier service, and in each case, addressed to the intended recipient at the address set forth below or such other address as instructed in accordance with the following sentence. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.


         To Purchaser:

                  Canandaigua Brands, Inc.
                  300 Willowbrook Office Park
                  Fairport, New York  14450

                  Telephone:        716-393-4130
                  Telecopy:         716-218-2155
                  Attn:    Robert Sands

         With a copy to:

                  Nixon, Hargrave, Devans & Doyle LLP
                  Clinton Square
                  P.O. Box 1051
                  Rochester, New York  14603

                  Telephone:        716-263-1613
                  Telecopy:         716-263-1600
                  Attn:    James A. Locke

NY12528: 107491.4

         To Sellers:

                  Diageo plc
                  8 Henrietta Place
                  London W1M 9AG
                  England
                  Telephone:        011 44171 518 5277
                  Telecopy:         011 44171 518 4637
                  Attn:    Company Secretary

         With a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York  10004
                  Telephone:        212-558-4048
                  Telecopy:         212-558-3588
                  Attn:    Francis J. Aquila

                  Section 9.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser, on the one hand, and Sellers, on the other hand, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

                  Section 9.3 No Assignment or Benefit to Third Parties. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, if any, and except as provided herein, shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, if any. No party to this Agreement may assign any of its rights or delegate any of its obligations under this

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



Agreement, by operation of law or otherwise, without the prior written consent of the other party hereto; provided, however, that Sellers, upon 30 days' written notice to Purchaser, may assign any of their rights or delegate any of their duties with respect to any services to be provided, or any goods or products to be delivered, by Sellers to Purchaser following the Closing Date pursuant to this Agreement or any agreement executed by Sellers or Purchaser to any Subsidiaries or Affiliates of Sellers; provided, further, that Purchaser may assign its rights and obligations hereunder, in whole or in part, to one or more direct or indirect wholly owned subsidiaries of Purchaser if Purchaser shall irrevocably and unconditionally guarantee the performance of such obligations pursuant to an instrument reasonably satisfactory to Sellers. Any attempted assignment or delegation in contravention hereof shall be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Sellers, the Subsidiaries of Sellers, the Indemnified Parties or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 9.4 Entire Agreement. This Agreement (including all Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which will remain in full force and effect.

                  Section 9.5 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are

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



consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                  Section 9.6 Schedules. The disclosure of any matter in any Schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Sellers or Purchaser or to otherwise imply that any such matter is material for the purposes of this Agreement.

                  SECTION 9.7 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE "CHOSEN COURT") AND SOLELY IN CONNECTION WITH CLAIMS ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT (i) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (ii) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (iii) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (iv) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 9.1 OF THIS AGREEMENT.

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



                  Section 9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  Section 9.9 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid and unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any jurisdiction.

                  Section 9.11 Public Disclosure. No press release, notice or disclosure to any Person or other communication concerning the Transaction or other agreements referred to herein, whether prior to or subsequent to the Closing, shall be issued, given, made or otherwise disseminated by any party or their respective Affiliates, officers, directors, employees or representatives without the prior approval of the parties hereto; except (a) such approval shall not be unreasonably withheld, (b) the parties hereto, and

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



their respective Affiliates, shall be entitled, without obtaining approval from another party, to make any disclosures required by applicable Laws, or required in connection with any application or licenses or permits, registrations or other filings with federal or state agencies which regulate the distribution, sale or taxation of alcoholic beverages or required to prevent the suspension of trading in Purchaser's stock, (c) Sellers shall be entitled, without obtaining Purchaser's consent, and Purchaser shall be entitled without obtaining Sellers' consent, to make disclosures regarding the Transaction for the purpose of attempting to obtain the consents, approvals, waivers or authorizations set forth on Schedule 3.3(a) or Schedule 3.3(b) or on Schedule 4.3, as applicable, or otherwise attempting to facilitate the consummation of the Transaction, and
(d) Purchaser shall be entitled to make disclosures as are necessary in connection with its financing for the Transaction, including, without limitation, in connection with the consummation of the transactions contemplated by the Commitment Letter and any registration statement, prospectus, offering memorandum or other public filing or documents.

                  Section 9.12 Language of Agreement. It is the express wish of the parties hereto that this Agreement be drafted in the English language. Les parties reconnaissant que c'est leur volonte expresse que cette convention soit redigee en langue anglaise seulement.

                           [INTENTIONALLY LEFT BLANK]

NY12528: 107491.4

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                            DIAGEO INC.



                                            By:/s/Bruce D. Miller
                                            Name:Bruce D. Miller
                                            Title:Vice President-Taxes


                                            UDV CANADA INC.



                                            By:/s/David J. Scott
                                            Name:David J. Scott
                                            Title:Attorney in Fact


                                            UNITED DISTILLERS CANADA INC.



                                            By:/s/David J. Scott
                                            Name:David J. Scott
                                            Title:Attorney in Fact


                                            CANANDAIGUA BRANDS, INC.


                                            By:/s/Robert Sands
                                            Name:Robert Sands
                                            Title:Chief Executive Officer,
                                                  International, Executive Vice
                                                  President and General Counsel

NY12528: 107491.4

                           LIST OF OMITTED SCHEDULES
                           -------------------------

The Registrant has omitted from this filing the Schedules listed below. The Registrant will furnish supplementally to the Commission, upon request, a copy of any omitted Schedule.

Schedule 1.1(a)         -    Persons Constituting Sellers' Knowledge
Schedule 1.1(b)         -    Persons Constituting Purchaser's Knowledge
Schedule 1.1(c)         -    Employees
Schedule 2.1(b)         -    Contracts
Schedule 2.1(m)         -    Governmental and Non-Governmental Authorizations
Schedule 2.2(h)         -    Excluded Fixtures and Equipment
Schedule 2.2(j)         -    Excluded Intellectual Property
Schedule 2.6(a)(i)      -    Unaudited Base Inventory Statement
Schedule 2.6(a)(ii)     -    Accounting Methodology
Schedule 3.3(a)         -    Governmental Consents and Approvals
Schedule 3.3(b)         -    Other Material Consents and Approvals
Schedule 3.6            -    Financial Statements
Schedule 3.7            -    Litigation and Claims
Schedule 3.8            -    Compliance With Laws
Schedule 3.9(a)         -    Transferred Registered Intellectual Property
Schedule 3.9(b)         -    Exceptions to Title to Transferred Intellectual
                              Property
Schedule 3.9(c)         -    Infringements, Misappropriations and Violations
Schedule 3.9(d)         -    Exceptions to Registration for Transferred
                              Registered Intellectual Property
Schedule 3.10(b)        -    Contract Defaults
Schedule 3.11           -    Territorial Restrictions
Schedule 3.12           -    Absence of Changes
Schedule 3.14           -    Promotional Programs
Schedule 3.15           -    Real Property and Title to Property
Schedule 3.16           -    Material Labor Agreements; Collective Bargaining
                              Agreements
Schedule 3.17(a)        -    Benefit Plans
Schedule 3.18           -    Environmental Matters
Schedule 3.19           -    Inventory
Schedule 4.3            -    Purchaser Consents and Approvals
Schedule 5.3(c)         -    Environmental Reports
Schedule 5.5(a)         -    Collective Bargaining Agreements
Schedule 5.5(c)         -    Severance Benefits
Schedule 5.5(d)         -    Assigned Plans
Schedule 5.8(f)         -    Entity Name Changes
Schedule 5.11(a)(i)     -    Form of Notice to Distributors
Schedule 5.11(a)(ii)    -    Brokers, Distributors and Wholesalers
Schedule 5.11(f)        -    Continued Distributors
Schedule 5.14(a)        -    Canadian Whisky Supply Agreement Term Sheet
Schedule 5.14(b)        -    Lethbridge and Valleyfield Copack Agreement
                              Term Sheet
Schedule 5.14(c)        -    Interim Copack Agreements Term Sheet
Schedule 5.14(d)        -    Grain Neutral Spirits Agreement Term Sheet
Schedule 5.15(a)        -    Form of Trademark License Agreement
Schedule 5.15(b)        -    Shared Molds
Schedule 5.17           -    Unamortized Molds